UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 23, 2024
To the Stockholders of Global Net Lease, Inc.:
I am pleased to invite you to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), which will be held virtually on May 23, 2024 commencing at 1:00 p.m. Eastern Time. The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the proxy statement.
At the Annual Meeting you will be asked to elect seven persons to serve as directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualify and to vote on three other proposals all as described in the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement.
We hope you will be able to attend the Annual Meeting, but if you cannot do so it is important that your shares be represented. We urge you to please review the proxy statement carefully and use the enclosed proxy card to vote for the nominees and the other proposals, as soon as possible. You may authorize a proxy to vote your shares by signing, dating and returning the enclosed proxy card in the postage-paid envelope regardless of whether you plan to attend the Annual Meeting. For your convenience, you may also authorize a proxy to vote your shares by following the instructions on the enclosed proxy card. We urge you to please review the proxy statement carefully and submit your vote in advance of the Annual Meeting.
Your vote is very important. Please respond as soon as possible to help us avoid potential delays and additional expenses to solicit votes.
Sincerely,
/s/ Edward M. Weil, Jr.

Edward M. Weil, Jr.
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 23, 2024
April 23, 2024
To the Stockholders of Global Net Lease, Inc.:
I am pleased to invite you to the 2024 Annual Meeting of Stockholders (including any postponement or adjournment thereof, the “Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 23, 2024. The Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via the live webcast by visiting www.virtualshareholdermeeting.com/GNL2024.
If you plan to attend the Annual Meeting online, you will need the control number included on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 1:00 p.m. Online check-in will begin at 12:45 p.m. Eastern Time and you should allow ample time for the online check-in procedures.
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of seven persons to serve on our board of directors (the “Board of Directors” or the “Board”), each to serve until the 2025 annual meeting of stockholders and, until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, (3) a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein (the “Say on Pay”), (4) a proposal to adopt a non-binding advisory resolution on the frequency of the non-binding advisory resolution regarding the compensation of our named executive officers (the “Say on Frequency”) and (5) the transaction of such other matters as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on April 18, 2024 as the record date for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.
For further information regarding the matters to be acted upon at the Annual Meeting, please read the accompanying proxy statement.
You also may authorize your proxy by following the instructions on the proxy card. To authorize your proxy via the Internet, and to be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GNL2024, you must have the control number that appears on the materials sent to you. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Your attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S NOMINEES TO BE ELECTED, “FOR” A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE SAY ON FREQUENCY PROPOSAL AND “FOR” EACH OTHER PROPOSAL USING THE ENCLOSED PROXY CARD.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting, it is important that your shares be voted on matters that come before the Annual Meeting. YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND AUTHORIZE A PROXY TO VOTE YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD OR BY SUBMITTING YOUR VOTING INSTRUCTIONS VIA THE INTERNET.
By Order of the Board of Directors,
/s/ Christopher J. Masterson

Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE, INC.

Page
PROXY STATEMENT	1
INTRODUCTORY NOTE	2
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	3
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	9
COMPENSATION OF DIRECTORS	20
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	34
COMPENSATION TABLES	35
PAY VERSUS PERFORMANCE DISCLOSURE	41
STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS	44
DELINQUENT SECTION 16(a) REPORTS	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
AUDIT COMMITTEE REPORT	51
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	52
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	55
PROPOSAL NO. 4 — NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	56
CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES	57
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING	57
STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING	58

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
PROXY STATEMENT
The accompanying proxy is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Global Net Lease, Inc., a Maryland corporation (the “Company”), for use at the 2024 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting” or “2024 Annual Meeting”), which is scheduled to be held at 1:00 p.m. Eastern Time on May 23, 2024, and is provided together with this proxy statement (this “Proxy Statement”) and our Annual Report to Stockholders for the year ended December 31, 2023 (our “2023 Annual Report”). References in this Proxy Statement to “we,” “us,” “our,” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. Mailing of paper copies of the accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card will begin on or about April 23, 2024.
At the Annual Meeting, you will be asked to consider and vote upon (1) the election of seven persons to serve on our Board each to serve until the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and until their respective successors are duly elected and qualify, (2) the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, (3) a proposal to adopt a non-binding advisory resolution approving the executive compensation for our named executive officers as described herein (the “Say on Pay”), (4) a proposal to adopt a non-binding advisory resolution on the frequency of the non-binding advisory resolution regarding the compensation of our named executive officers (the “Say on Frequency”) and (5) the transaction of such other matters as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on April 18, 2024 as the record date (the “Record Date”) for the Annual Meeting. Only record holders of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting

INTRODUCTORY NOTE
On September 12, 2023, we completed the merger with The Necessity Retail REIT, Inc. and its related operating partnership referred to herein as “RTL” as well as the merger with our former advisor, Global Net Lease Advisors, LLC (the “GNL Advisor”), our former property manager, Global Net Lease Properties, LLC (the “GNL Property Manager”), and RTL’s former advisor, Necessity Retail Advisors, LLC (the “RTL Advisor”), and property manager, Necessity Retail Properties, LLC (the “RTL Property Manager”). We refer to the merger with RTL and its related operating partnership as the “REIT Merger.” The merger with the former advisors and property managers is referred to as the “Internalization Merger” and together with the REIT Merger are referred to as the “Mergers.” We made various payments in connection with the Mergers as detailed further herein. See the discussion contained in “Certain Relationships and Related Transactions.”
As a result of the Internalization Merger, we became internally-managed which means that we now employ and pay our executive officers and other persons in our own dedicated workforce. As a result, we adopted various compensation arrangements for our employees. See “Executive Compensation” for more detail. We no longer pay fees to any of the former advisors or property managers, all of whom are affiliates of Bellevue Capital Partners LLC (“Bellevue”).
As a result of the Internalization Merger, Bellevue became the owner of over 10% of our Common Stock and was granted certain rights to nominate a director. See “Board of Directors, Executive Officers and Corporate Governance” for more information.
We also implemented a number of important governance changes concurrent with the Mergers. One of the changes involved “declassifying” our Board. We elected to no longer be subject to Section 3-803 of the MGCL unless approved by the affirmative vote of at least a majority of the votes cast on the matter by our stockholders. As a result of the declassification, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification. Specifically, at the time the Mergers closed, the size of our Board was increased by three directors. Two of the persons were added to the class of directors which are standing for election at the 2024 Annual Meeting and one person was added to the class standing for election at the 2025 Annual Meeting. As previously disclosed, to facilitate its declassification, at the closing of the REIT Merger each of James L. Nelson and Edward M. Weil resigned from their positions as Class III directors. These positions would not have been up for election until the annual meeting of stockholders in 2026 (the “2026 Annual Meeting”). Messrs. Nelson and Weil were each reappointed to the Board. Mr. Nelson subsequently resigned from the Board effective March 31, 2024 in connection with his previously disclosed retirement. Mr. Weil serves until the 2024 Annual Meeting and until his successor is duly elected and qualifies. Mr. Weil has been nominated by the Board for reelection at the 2024 Annual Meeting. At the Annual Meeting, you will be voting to elect seven out of nine directors to serve until the 2025 Annual Meeting and until their successors are duly elected and qualify. By the 2025 Annual Meeting, our Board will be fully declassified and all directors will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

Global Net Lease, Inc.
650 Fifth Avenue, 30th Floor
New York, New York 10019
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We are providing you with this Proxy Statement, which contains information about the items to be considered and voted on at the Annual Meeting. To make this information easier to understand, we have presented some of the information in a question-and-answer format.
Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting is scheduled to be held on May 23, 2024 commencing at 1:00 p.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only and can be accessed online at www.virtualshareholdermeeting.com/GNL2024. There is no physical location for the Annual Meeting. To attend the virtual meeting, you will need a control number which will be supplied to you via your proxy card or on the instructions that accompany your proxy materials. At the Annual Meeting you will be allowed to vote your shares within the online portal, as well as to submit questions through the online portal. The online portal will open 15 minutes before the beginning of the Annual Meeting. If you have any technical disruptions or connectivity issues during the Annual Meeting, please allow for some time for the meeting website to refresh automatically, or for the meeting operator to provide updates.

If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by them to vote your shares. You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy. Beneficial holders who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.
For stockholders whose shares are held through a broker, bank or other nominee as of the Record Date, if your voting instruction form or other communication containing your control number indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or other communication. Otherwise, stockholders who hold their shares in “street name” should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. All votes must be received before the polls close during the Annual Meeting.
Q:
Why did you send me these proxy materials?

A:
You are receiving these materials because you owned shares of Common Stock as a “registered” stockholder or you held shares of Common Stock in “street name” at the close of business on the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

We had 230,849,827 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting on the Record Date.
Q:
Who is soliciting my proxy?

A:
This solicitation of proxies is made by and on behalf of our Board of Directors. Under applicable regulations of the U.S. Securities and Exchange Commission (the “SEC”), each of our directors and director nominees, and certain of our officers, are “participants” in this proxy solicitation on behalf of the Board. For more information about our directors and executive officers, please see “Board of Directors, Executive Officers and Corporate Governance” beginning on page 9 of this Proxy Statement. Other than the persons described in this Proxy Statement, none of the Company’s employees will solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
Q:
What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person. The term “proxy” also refers to the proxy card or other method of appointing a proxy. By submitting your proxy to us, you are appointing Jesse C. Galloway and Christopher J. Masterson, each of whom are executive officers of the Company, as your proxies, and you are giving them permission to vote your shares of Common Stock at the Annual Meeting.

Q:
What am I being asked to vote on at the Annual Meeting?

A:
At the Annual Meeting, you will be asked to consider and vote upon:

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the election of seven persons as directors to serve on our Board until the 2025 Annual Meeting and until their respective successors are duly elected and qualify;

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the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

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the Say on Pay proposal;

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the Say on Frequency proposal; and

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the transaction of such other matters as may properly come before the Annual Meeting.

The Board recommends that you vote “FOR” each of the nominees for election to the Board, “FOR” the selection of “one year” as the frequency with which the stockholders are provided an advisory vote on Say on Pay and “FOR” each of the other proposals.
Q:
Who is entitled to vote?

A:
Anyone who is a holder of record of Common Stock as of the close of business on the Record Date, or who holds a valid proxy for the Annual Meeting, is entitled to vote. Each share of Common Stock held as of the close of business on the Record Date entitles the holder to one vote.

Q:
What constitutes a “quorum”?

A:
If holders of a majority of shares of our outstanding Common Stock as of the close of business on the Record Date are present at the Annual Meeting, either in person or by proxy, we will have a quorum present, permitting us to conduct business. Abstentions and broker non-votes will be counted to determine whether a quorum is present.

Q:
What is a “broker non-vote”?

A:
A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that matter and has not received voting instructions from the beneficial owner. Brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which the New York Stock Exchange (“NYSE”) rules determine to be “non-routine,” without specific instructions from the beneficial owner. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, which include the proposal to ratify PwC as our independent public accounting firm for the year ending December 31, 2024. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, which include Proposals 1, 3 and 4 described in this Proxy Statement. If a quorum is not established, we will not be permitted to conduct business at the Annual Meeting. We strongly encourage you to use the proxy card to authorize a proxy to vote your shares or provide voting instructions to your broker so that your vote will contribute toward establishing a quorum and permit the conduct of business at the Annual Meeting.

Q:
How do I vote?

A:
Registered Stockholders.   Registered stockholders as of the close of business on the Record Date can vote in person at the meeting via webcast or by authorizing a proxy. Registered stockholders have the following options for authorizing a proxy to vote their shares:

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via the Internet by following the instructions included on the enclosed proxy card; or

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if you requested a printed set of proxy materials, by completing, signing, dating and returning the enclosed proxy card.

For those registered stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, because it is quick, convenient and provides a cost savings to us. Authorizing a proxy to vote your shares via the Internet prior to the meeting date will ensure that your vote is recorded immediately and avoid postal delays that may cause your proxy to arrive late in which case your vote will not be counted.
If you are a registered stockholder as of the close of business on the Record Date and elect to attend the Annual Meeting, you can submit your vote during the Annual Meeting within the online portal at www.virtualshareholdermeeting.com/GNL2024, and any previous proxy that you authorized, whether by Internet or mail, will be superseded. To attend the Annual Meeting, you will need your control number.
Street Name Stockholders.   If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the close of business on the Record Date, you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. In most cases, you will be able to submit a proxy to vote your shares by mail or via the Internet, or possibly by telephone depending on the broker’s procedures. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on certain matters including the election of directors unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.
Q:
What if I submit my proxy and then change my mind?

A:
Registered Stockholders.   If you are a registered stockholder as of the close of business on the Record Date, you have the right to revoke your proxy at any time before the Annual Meeting by:

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notifying our Secretary, in writing, at Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary;

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attending the Annual Meeting and voting in person;

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returning another proxy card dated after your first or prior proxy card; or

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authorizing a new proxy via the Internet to vote your shares.

Attending the Annual Meeting will not, by itself, revoke your proxy; you must cast a vote at the Annual Meeting following the instructions you receive upon registering. Only the most recent proxy or vote we receive before or during the Annual Meeting will be counted and all others will be discarded regardless of the method of voting.
Street Name Stockholders.   If you are the beneficial owner of your shares but not a registered stockholder as of the close of business on the Record Date, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.
Q:
Will my vote make a difference?

A:
Yes. Shares of our Common Stock are widely-held. YOUR VOTE IS VERY IMPORTANT. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
What are the voting requirements for the proposals?

A:	•	Proposal No. 1 — Election of Directors. The election of each nominee for director requires the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present, in person or by proxy. There is no cumulative voting in the election of our directors. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of this proposal, withhold votes and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, but will be considered present for the purpose of determining the presence of a quorum.
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Proposal No. 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.    This proposal requires the affirmative vote of a majority of all of the votes cast on the proposal at a meeting at which a quorum is present. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

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Proposal No. 3 — Non-binding resolution approving the executive compensation for our named executive officers.   This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at a meeting at which a quorum is present. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say on Pay proposal is an advisory vote, the vote on this proposal is not binding on the Board, the compensation committee or the Company.

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Proposal No. 4 — Non-binding resolution approving the frequency of the Say on Pay vote.   This proposal requires the affirmative vote of a majority of all the votes cast on the proposal at a meeting at which a quorum is present, although we will take under advisement the choice (every year, two years or three years) that receives the most votes even if less than a majority of the votes cast. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on this proposal, although they will be considered present for purposes of determining the presence of a quorum. Because the Say on Frequency proposal is an advisory vote, the vote on this proposal is not binding on the Board, the compensation committee or the Company.

Q:
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

A:
Under applicable Maryland law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

Q:
How will proxies be voted?

A:
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the accompanying proxy card is signed and returned without any directions, the shares will be voted (1) “FOR” the election of the persons nominated by the Board to serve as directors until our 2025 Annual Meeting and until their successors are duly elected and qualify, (2) “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024, (3) “FOR” the Say on Pay proposal and (4) “FOR” the selection of “one year” as the frequency with which the stockholders are provided an advisory vote on Say on Pay.

The Board does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. If other matters requiring the vote of our stockholders properly come before the Annual Meeting, the persons named in the proxy card intend to vote the proxies held by them in their discretion.

Q:
Will my shares be voted if I do nothing?

A:
If you are a registered stockholder as of the close of business on the Record Date and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are the beneficial owner of shares and hold your shares through a broker as of the close of business on the Record Date, your broker may not vote your shares with respect to certain of the proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions.

Q:
When are the stockholder proposals for the next annual meeting of stockholders due?

A:
Stockholders interested in nominating a person as a director or presenting any other business for consideration at our 2025 Annual Meeting may do so by following the procedures prescribed in our Bylaws or, in the case of proposals submitted in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by following the procedures specified by that rule. For additional information, including deadlines applicable to the 2025 Annual Meeting, see “Stockholder Proposals for the 2025 Annual Meeting” beginning on page 58 of this Proxy Statement.

Q:
Who pays the cost of this proxy solicitation?

A:
The Company is making this solicitation. We pay the cost of soliciting your proxy, and we reimburse brokerage firms and others for forwarding proxy materials to you. Our directors, officers and employees may participate in the solicitation of proxies without additional consideration. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:
Where can I find more information or receive more than one set of proxy materials from the Company?

A:
You may access, read and print copies of the proxy materials for this year’s Annual Meeting, including this Proxy Statement, Notice of Annual Meeting of Stockholders, form of proxy card, and our 2023 Annual Report, at the following website: www.proxyvote.com

If you receive more than one set of proxy materials from the Company, some of your shares of Common Stock may be registered differently or held in a different account. You should vote the shares in each of your accounts by one of the methods described herein. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all your shares are voted.
On the other hand, you may receive only one set of proxy materials to your household even if two or more stockholders reside in the household. Under rules adopted by the SEC, we are permitted to, among other things, send a single set of any proxy statement, annual report, notice or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us by reducing the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to have a separate stockholder identification number and receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our 2023 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy was previously delivered. If you have any questions about this Proxy Statement or the Annual Meeting or if you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, please call our Investor Relations department at (332) 265-2020 or mail us a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations. Our email address is investorrelations@globalnetlease.com. Our website is www.globalnetlease.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our SEC filings also are available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Our Board of Directors is comprised of nine directors. A total of seven persons are nominated for election at this year’s meeting and, if elected, will serve until the 2025 Annual Meeting and until their successors are duly elected and qualify. Two of our existing directors, Sue Perrotty and Leslie Michelson are not up for election at this year’s meeting. Ms. Perrotty and Mr. Michelson will each serve until the 2025 Annual Meeting and until their successors are duly elected and qualify. At the 2025 Annual Meeting, all of the persons serving on the Board will be up for election to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Our Bylaws stipulate that the number of directors may not be less than one, which is the minimum number required by the Maryland General Corporation Law (the “MGCL”), or more than 15. The number of directors on our Board is currently fixed at nine persons. Eight directorships are filled by persons who are “independent directors.”
Under our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), as amended from time to time, an “independent director” means an individual who meets the qualifications of an independent director set forth in the rules of the NYSE and applicable regulations promulgated by the SEC. Any director of the Company may resign at any time by delivering his or her resignation to the Board, the chairman of the Board or the secretary. Any resignation will take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation will not be necessary to make it effective unless otherwise stated in the resignation. As part of the agreements entered into in connection with the Internalization Merger, we agreed with affiliates of Bellevue that beginning at the first election after both Messrs. Nelson and Weil are no longer serving on the Board and subject to Bellevue and its affiliates continuing to own 10% or more of our outstanding Common Stock, the affiliates of Bellevue will have the right to designate one person for nomination to the Board so long as that person is “independent” under the NYSE rules and not affiliated with Bellevue or its affiliates. As noted herein, Mr. Nelson resigned from his position as a director on March 31, 2024. Mr. Weil continues to serve as a director and is nominated for election at the Annual Meeting.
Board of Directors and Executive Officers
The table set forth below lists the names, ages and certain other information about each member of the Board of Directors as of the Record Date. Each director’s term (except for Ms. Perrotty and Mr. Michelson) expires at the 2024 Annual Meeting. Ms. Abby M. Wenzel resigned from her position as a director effective December 28, 2023, and Mr. Nelson retired from his position as a director and as co-chief executive officer in March 2024. We have also included information regarding each of our executive officers:
Directors /Nominees	Age	Position	Director Since
P. Sue Perrotty	70	Independent Director, Non-Executive Chair	2015
Edward M. Weil, Jr.	57	Director, Chief Executive Officer & President	2017
Dr. M. Therese Antone	84	Independent Director, Compensation Committee Chair	2020
Lisa D. Kabnick	68	Independent Director	2023
Robert I. Kauffman(1)	60	Independent Director	2024
Leslie D. Michelson	73	Independent Director, Chair Nominating and Corporate Governance Committee	2023
Michael J.U. Monahan(2)	66	Independent Director	2024
Stanley R. Perla	80	Independent Director, Audit Committee Chair	2023
Edward G. Rendell	80	Independent Director	2012
Executive Officers (not listed above)
Jesse C. Galloway	50	Executive Vice President, General Counsel	N/A
Christopher J. Masterson	41	Chief Financial Officer, Treasurer and Secretary	N/A

(1)
Mr. Kauffman became a Director in March 2024.

(2)
Mr. Monahan became a Director in February 2024.

Nominees for Directors
Edward M. Weil, Jr.
Edward M. Weil, Jr. has served as a director of the Company since January 2017. Mr. Weil previously served as an executive officer of the Company, the GNL Advisor and the GNL Property Manager from their respective formations in July 2011, July 2011 and January 2012, until October 2014. Mr. Weil also previously served as a director of the Company from May 2012 until September 2014. Mr. Weil also has been the chief executive officer of AR Global Investments, LLC (“AR Global”) since January 2016 and owns a non-controlling interest in Bellevue. He also served as chairman of the board of directors of RTL and as chief executive officer and president of RTL and the RTL Advisor and RTL Property Manager from November 2015 until the Internalization Merger; as executive chairman of NYSE-listed American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (“NYC”) from November 2015 until September 2023; as chief executive officer, president and secretary of NYC and its advisor and property manager since March 2017; and as a director of Healthcare Trust, Inc. (“HTI”) since October 2016 and as chief executive officer of HTI and its advisor and property manager from August 2018 until September 2023.
Mr. Weil previously served in leadership positions at multiple REITs and other entities advised by affiliates of AR Global, including: as chairman, chief executive officer, president of American Realty Capital Healthcare Trust III, Inc. (“HT III”) until its liquidation and dissolution in March 2019; as executive chairman of American Realty Capital Global Trust II, Inc. (“Global II”) until its merger with GNL in December 2016; as a director of Franklin BSP Lending Corp. (formerly Business Development Corporation of America) (“FBLC”) until November 2016, when FBLC’s external advisor was acquired by Benefit Street Partners, L.L.C. (“RCA”); as chief executive officer, president and chairman of American Realty Capital — Retail Centers of America, Inc. until its merger with RTL in February 2017; as a trustee of American Real Estate Income Fund until its liquidation in August 2016; as a trustee of Realty Capital Income Funds Trust until its dissolution in January 2017; and as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc. during multiple periods until its dissolution and liquidation in April 2016. Mr. Weil also served as chairman of Realty Capital Securities, LLC (“RCS”) from September 2013 until November 2015 and was the interim chief executive officer of RCS from May 2014 until September 2014 and the chief executive officer of RCS from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of RCS, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including as chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016.
Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust from, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Mr. Weil also previously served on the board of directors of the Real Estate Investment Securities Association (now known as ADISA) from 2012 to 2014, including as its president in 2013. Mr. Weil attended George Washington University.
Our Board of Directors believes that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate makes him well qualified to serve as a member of our Board of Directors.
Dr. M. Therese Antone
Dr. M. Therese Antone has served as an independent director of the Company since March 2020 and has served as chairperson of the compensation committee since February 2024. She serves as a member of the board of trustees of Davis Educational Foundation, a commissioner of the Rhode Island Ethics Commission, a member of the board of Holy Spirit University in Kaslik, Lebanon, a member of the board and treasurer of Newport Restoration Foundation, and a member of the board of trustees of Newport Hospital Foundation.
Dr. Antone previously served as a member of the board and compensation committee of Mercy Investment Services from January 2011 to December 2021, and as a commissioner of the Rhode Island Ethics Commission from January 2015 to December 2021. She has also previously served on the boards of many institutions and organizations, primarily in the education sector but also in the financial services sector. Dr. Antone has served as Chancellor at Salve Regina University since 2009, and her career at Salve Regina included tenure as a professor of mathematics and management and executive vice president for corporate affairs and advancement. Dr. Antone holds a Doctor of Education from Harvard University with emphasis in administration, planning and social policy. She holds a Master of Arts in mathematics from Villanova University and completed the international senior executive program at MIT’s Sloan School of Management.
Our Board of Directors believes that Dr. Antone’s experience as a director of the institutions and organizations described above, as well as her prior business experience makes her well-qualified to serve as a member of our Board of Directors.
Lisa D. Kabnick
Lisa D. Kabnick has served as an independent director of the Company since September 2023. Ms. Kabnick was the lead independent director of RTL serving on its board from August 2015 until the REIT Merger in September 2023. Ms. Kabnick is a Retired Partner and was a senior advisor for Troutman Pepper Hamilton Sanders LLP (formerly known as Pepper Hamilton, LLP) from September 2017 through December 31, 2023, as a senior advisor at Reed Smith LLP from January 2015 until September 2017 and a partner at Reed Smith from January 2003 until December 2014. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she became a partner in 1988. During her tenure in both firms, Ms. Kabnick held various leadership positions. Since April 2015, Ms. Kabnick has been a member of the board of directors of The Philadelphia Inquirer, PBC, the publisher of the Philadelphia Inquirer and Daily News, where she is vice chair of the board and chairs the audit/finance committee. From January 2017 until January 2020, Ms. Kabnick served as a member of the board of directors of CFG Community Bank and a member of its risk management and compensation committees. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.). From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. Since 2001, Ms. Kabnick has been a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.
Our Board of Directors believes that Ms. Kabnick’s experience as an attorney and a director on multiple profit- and non-profit boards makes her well qualified to serve as a member of our Board of Directors.
Robert I. Kauffman
Robert I. Kauffman has served as an independent director of the Company since March 2024. Mr. Kauffman is currently a private investor and entrepreneur active in the financial, real estate, automotive and technology-oriented sectors. Mr. Kauffman is the owner of RK Motors, a restorer and reseller of classic cars. Currently, Mr. Kauffman serves as an independent board member of Hagerty Inc. (NYSE: HGTY), a leading insurer of collector cars, a position he has held since December 2021. Mr. Kauffman is also an advisory board member of McLaren Racing Ltd., a United Kingdom based Formula1 racing team, as an investor and advisory board member of Off The Chain Capital, a cryptocurrency focused hedge fund, and is Chairman of the Race Team Alliance, an association of NASCAR Cup Series Racing teams. Mr. Kauffman was a co-founder of Fortress Investment Group LLC (“Fortress”) where he was a principal and member of the board of directors from its founding in 1998 until 2012. During his tenure at Fortress, Mr. Kauffman served as a member of Fortress’s management committee and was responsible for the management of Fortress’s European private equity investment operations. While at Fortress, he was primarily focused on distressed debt restructurings, real estate and other asset based financial services businesses. Prior to co-founding Fortress, Mr. Kauffman was a Managing Director at UBS from 1997 to 1998, a Principal at BlackRock Financial Management Inc. from 1993 to 1997, and at Lehman Brothers from 1986 to 1993, where he primarily focused on the mortgage and securitization markets in the United States and Europe. Over the course of his career, Mr. Kauffman has been involved in a wide variety of investment activities, including private fund raising, IPOs, primary and secondary public share offerings in multiple jurisdictions, take private transactions, as well as billions of dollars of bank and capital market debt financings and securitizations. Mr. Kauffman earned a Bachelor’s degree in Business Administration from Northeastern University.
Our Board of Directors believes that Mr. Kauffman’s extensive background in capital markets and unique experience in co-founding a multi-billion dollar global investment manager makes him well qualified to serve as a member of our Board of Directors.
Michael J.U. Monahan
Michael J.U. Monahan has served as an independent director of the Company since February 2024. Mr. Monahan is currently a CBRE Group, Inc. Vice Chair in the New York office, where he has worked since January 1999. Prior to joining CBRE, Mr. Monahan was a Senior Director at Jones Lang Wootton, and a Vice President at Cushman & Wakefield from 1982 through 1990. Mr. Monahan’s areas of expertise at CBRE are in formulating corporate real estate strategy, leading corporate acquisition and disposition project, and agency representation. Mr. Monahan is a member of the Real Estate Board of New York, and a former Board member of the non-profit National Executive Service Corporation. Mr. Monahan holds a Bachelor of Arts from Marietta College, and is a graduate of the New York University Real Estate Institute.
Our Board of Directors believes that Mr. Monahan’s experience in the real estate industry makes him well qualified to serve as a member of our Board of Directors.
Stanley R. Perla
Stanley R. Perla has served as an independent director of the Company since September 2023 and our audit committee chair since that time. Mr. Perla served as a director of RTL until we acquired the entity in September 2023. Mr. Perla has served as an independent director of Hospitality Investors Trust, Inc. (formerly known as American Realty Capital Hospitality Trust, Inc.) from January 2014 and GTJ REIT, Inc. since January 2013. He currently chairs the audit committee at both companies. Mr. Perla previously served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. until its liquidation in 2017, as a trustee of AREIF from May 2012 until its liquidation in August 2016 and as an independent director of Global II from August 2014 until December 2016. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP (“Ernst & Young”) for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to the same firm from June 2011 to March 2012. From May 2012 until December 2015, Mr. Perla provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for auditing public and private companies. He is an active member of the National Association of Real Estate Investment Trusts (“NAREIT”) and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla earned a Master of Business Administration in Taxation and a Bachelor of Business Administration in Accounting from Baruch College.
Our Board of Directors believes that Mr. Perla’s experience as a director of multiple companies, as well as his other business experience make him well qualified to serve as a member of our Board of Directors.

Edward G. Rendell
Governor Edward G. Rendell has served as an independent director of the Company since March 2012. Governor Rendell served as a director of RTL from February 2017 until the REIT Merger in September 2023. Governor Rendell has served as an independent director of HTI since December 2015 and of FBLC since January 2011. Governor Rendell previously served as an independent director of RCA from October 2012 until RCA’s merger with RTL in February 2017, and as an independent director of Business Development Corporation of America II (“BDCA II”) from August 2014 until its liquidation and dissolution in September 2016.
Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011 and as the Mayor of Philadelphia from January 1992 through January 2000. Governor Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell has also worked as an attorney in private practice. An Army veteran, Governor Rendell holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor from Villanova Law School.
Our Board of Directors believes that Governor Rendell’s experience as a director of multiple companies, as well as his experience as the chief executive of Pennsylvania and Philadelphia, makes him well qualified to serve as a member of our Board of Directors.
Continuing Directors
Leslie D. Michelson
Leslie D. Michelson has served as an independent director of the Company since September 2023 and has served as chair of our nominating and corporate governance committee since October 2023. Mr. Michelson served as a director of RTL beginning in 2017 until the REIT Merger in September 2023. Mr. Michelson served as an independent director of RCA between November 2015 and February 2017.
In addition, Mr. Michelson has served as an independent director of BSP Franklin Lending Corporation since January 2011, including as lead independent director from February 2016 until its merger with BSP Capital Corporation in January 2024. Mr. Michelson has also served as an independent director of BSP Franklin Capital Corporation including as lead independent director since March 2020, and Franklin BSP Private Credit Fund, including as lead independent director since October 2022. Mr. Michelson has served as an independent director of HTI since December 2015 including as Non-Executive Chair since October 2016.
Mr. Michelson previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016 and an independent trustee RCIFT, a family of mutual funds advised by an affiliate of AR Global from April 2013 until its dissolution in January 2017.
From April 2007 until February 2020, Mr. Michelson served as the chairman and chief executive officer of Private Health Management, Inc., a company which assists corporate employees and their dependents, families and individuals obtain the best healthcare. Since March 2020 Mr. Michelson has served as chairman and as a director of Private Health Management, Inc. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013. He also served as a director of Druggability Technology Holdings, Ltd., a proprietary pharmaceutical product business dedicated to the development and commercialization of high-value pharmaceutical products, from April 2013 until September 2018. Mr. Michelson has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2011. Earlier in his career, Mr. Michelson served as a founder, investor, director and executive officer of multiple public and private companies, including foundations, in the healthcare, technology, finance and real estate industries. Mr. Michelson received his Bachelor of Arts from The Johns Hopkins University in 1973 and a Juris Doctor from Yale Law School in 1976.
Our Board of Directors believes that Mr. Michelson’s experience as a director and executive officer of multiple companies make him well qualified to serve as a member of our Board of Directors.

P. Sue Perrotty
P. Sue Perrotty has served as non-executive chair and independent director of the Company since March 2015 and previously served as chairperson of the audit committee from July 2017 to March 2020 and the nominating and corporate governance committee from March 2015 to October 2023. Ms. Perrotty has served as a member of the board of Tower Health, a regional, integrated healthcare provider/payer system, since July 2019, as its interim president and chief executive officer from February 2021 to August 2021, and as its president and chief executive officer since September 2021.
Ms. Perrotty served on the board of NYRT from September 2014 until November 2018, including as chair of the audit committee from December 2014 to June 2017. NYRT converted into New York REIT Liquidating LLC in November 2018. Ms. Perrotty then served as an independent member of the board of managers of New York REIT Liquidating LLC until July 2020. Previously, she has served as an independent director of HT III from August 2014, including as its audit committee chair from December 2014, until HT III’s liquidation and dissolution in March 2019 and as an independent director of Axar Acquisition Corp. (formerly known as AR Capital Acquisition Corp.) from October 2014 until its liquidation and dissolution in October 2017. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty served as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.
Our Board of Directors believes that Ms. Perrotty’s experience as a director and executive officer of multiple companies, as well as her other business experience, makes her well qualified to serve as a member of our Board of Directors.
Executive Officers
Edward M. Weil, Jr.
See “Nominees for Directors — Edward M. Weil, Jr.” for Mr. Weil’s biographical information.
Jesse C. Galloway
Jesse C. Galloway has served as executive vice president and general counsel of the Company since September 2023. Mr. Galloway previously served as general counsel and executive vice president of AR Global from September 2008 to January 2018. Mr. Galloway has also previously served as counsel for multiple other entities, including as an independent legal consultant working in the New York City area for national real estate and financial companies from January 2018 to September 2023, an associate in the real estate finance practice group at Cadwalader Wickersham & Taft LLP in New York from 2004 to 2008, and an associate in the commercial real estate development and finance practice group at Harris Beach LLP in New York from 1998 to 2004. Mr. Galloway holds a Bachelor of Arts from John Carroll University and a Juris Doctor from University of Richmond School of Law.
Christopher J. Masterson
Christopher J. Masterson has served as chief financial officer, treasurer and secretary of the Company since November 2017. Mr. Masterson held the same position with the GNL Advisor and the GNL Property Manager prior to the Internalization Merger. Mr. Masterson served as the chief financial officer and treasurer of NYC and its advisor and property manager from September 2019 and September 2023. Mr. Masterson joined AR Global in February 2013 and served in various roles during his tenure, including as chief accounting officer for the Company, RTL and RCA and as chief financial officer of BDCA Adviser II, LLC, the advisor to BDCA II. From October 2006 to February 2013, Mr. Masterson worked at Goldman Sachs & Co., where he most recently served as a vice president in the Merchant Banking Division Controllers team. From August 2004 until October 2006, Mr. Masterson worked as an auditor at KPMG LLP.

Mr. Masterson is a certified public accountant in New York State, and he holds a Bachelor of Business Administration from the University of Notre Dame and a Masters of Business Administration from New York University.
Information About the Board of Directors and its Committees
The Board of Directors is responsible for overseeing the management and control of our business and operations. The Board of Directors held a total of 15 meetings during the year ended December 31, 2023. All directors attended all of the Board meetings and meetings of the Board committees on which such directors served while they were a member of the Board. All of the persons that were directors at the time of the 2023 Annual Meeting of Stockholders attended the meeting. We encourage all directors to attend our annual meetings of stockholders. The Board of Directors has standing audit, conflicts, compensation and nominating and corporate governance committees. In addition, the Board formed a special committee comprised of Ms. Perrotty, Dr. Antone and Ms. Abby Wenzel, a former director who resigned from the Board in December 2023. The special committee was formed to consider and evaluate strategic growth initiatives and negotiated the agreements that resulted in the Mergers. The special committee also negotiated certain compensation arrangements including the Company’s employment agreement with the Company’s chief executive officer, Mr. Weil, and agreed that the Company would assume Mr. Nelson’s contract as part of the Internalization Merger. During the year ended December 31, 2023, the special committee met 30 times in person or by teleconference. The Board dissolved this committee in January 2024.
Leadership Structure of the Board of Directors
Ms. Perrotty serves as non-executive chair of the Board. Since March 2024, Mr. Weil has served as the chief executive officer and president and is also a member of the Board of Directors. Mr. Weil was the co-chief executive officer with Mr. Nelson following completion of the Mergers and prior to Mr. Nelson’s retirement in March 2024. As chief executive officer and president of the Company, Mr. Weil is responsible for overseeing and implementing our day-to-day operations and business strategy. The Board of Directors believes that its leadership structure is appropriate in light of the Company’s business and operating environment but may modify this structure in the future. The Board believes that having a majority of independent, experienced directors, provides the right leadership and corporate governance structure for the Company.
Oversight of Risk Management
The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all material property acquisitions and incurrence and assumption of debt and its oversight of the Company’s executive officers. The nominating and corporate governance committee reviews all matters relating to the independence of the members of the Board of Directors. The compensation committee oversees all compensation paid to our named executive officers, our compensation plans, and any other compensation-related matters. The audit committee oversees our relationship with our independent registered public accounting firm, as well as management of accounting, financial, legal and regulatory risks. The audit committee reports to the full Board regarding its activities, including those related to cybersecurity. Our Board considers cybersecurity risks and other information technology risks as part of its risk oversight function. Our audit committee reviews policies with respect to major risk assessment and risk management and oversees management’s implementation of our cybersecurity risk management program, including reviewing risk assessments from management, overseeing our cybersecurity risk management processes, reviewing periodic reports from management on our cybersecurity risks and incidents. The conflicts committee is responsible for reviewing and approving transactions with related parties and resolving other conflicts of interest.
Management of Compensation — Related Risk
The compensation committee has considered and determined that risks arising from the Company’s compensation policies and practices for its employees, including the NEOs, are not reasonably likely to have a material adverse effect on the Company.

Hedging Policy
The Board of Directors has not adopted, and the Company does not have, any specific practices or policies regarding the ability of the Company’s officers, directors and employees or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Audit Committee
Our audit committee is comprised of Mr. Perla, Dr. Antone, Ms. Kabnick, and Ms. Perrotty, each of whom is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the Exchange Act and the applicable SEC rules and (2) listing standards of the NYSE. Pursuant to the terms of the agreement governing the REIT Merger, Mr. Perla was added to the audit committee following the closing of the Mergers. Ms. Kabnick joined the audit committee in October 2024. Dr. Antone and Ms. Perrotty were members of the audit committee during the entire year ended December 31, 2023. Ms. Wenzel was a member of the audit committee prior to her resignation. Mr. Perla is the chair of our audit committee. Our audit committee held four meetings during the year ended December 31, 2023 with one of the four meetings following the Mergers. All members of the audit committee attended all of the meetings while they were members of the audit committee. The amended and restated audit committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The audit committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The Board has determined that each of Mr. Perla, Dr. Antone, Ms. Kabnick and Ms. Perrotty are qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.
The audit committee, in performing its duties, monitors:
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our financial reporting process;

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the integrity of our financial statements;

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compliance with legal and regulatory requirements;

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the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and

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the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2023 is discussed below under the heading “Audit Committee Report.”
Compensation Committee
The compensation committee is comprised of Dr. Antone and Messrs. Michelson, Perla and Rendell. Each member is “independent,” as described below, within the meaning of the applicable (1) requirements set forth in the SEC rules and (2) listing standards of the NYSE. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act. Dr. Antone became a member of the committee and was elected chairperson in February 2024. Messrs. Michelson and Perla became members of the compensation committee in October 2024. Governor Rendell was a member of the compensation committee during the entire year ended December 31, 2023. Ms. Wenzel was the chairperson of the committee until her resignation in December 2023. Our compensation committee held 13 meetings during the year ended December 31, 2023. All of these meetings with the exception of two of these meetings occurred after the Mergers. All members of the compensation committee, at the time of each meeting, attended these meetings. The amended and restated compensation committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The compensation committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The principal functions of the compensation committee are to:

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approve and evaluate all compensation plans, policies and programs, if any, as they affect our executive officers;

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review and oversee the Company’s annual process, if any, for evaluating the performance of our executive officers;

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oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units in respect of shares of Common Stock, dividend equivalent shares and other equity-based awards;

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assist the Board of Directors and the chairman in overseeing the development of executive succession plans, if any; and

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determine from time to time the remuneration for our non-executive directors.

The compensation committee administers the 2021 Omnibus Incentive Compensation Plan (the “2021 Equity Plan”) and the awards granted thereunder. See “Executive Compensation” and “Certain Relationships and Related Transactions.”
The compensation committee is also responsible for approving and administering all grants of awards to our executive officers. In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee or any other person to the extent consistent with our charter, the amended and restated compensation committee charter and any other applicable laws, rules and regulations, including the NYSE rules. See “Executive Compensation— Compensation Discussion and Analysis” for further information.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is comprised of Ms. Kabnick, Ms. Perrotty and Messrs. Michelson and Rendell, each of whom is “independent,” within the meaning of the applicable listing standards of the NYSE and the SEC. Ms. Kabnick and Mr. Michelson joined the committee in October 2024. Ms. Perrotty and Governor Rendell were members of the committee during the entire year ended December 31, 2023. Mr. Michelson is the chair of the committee. Our nominating and corporate governance committee held one meeting during the year ended December 31, 2023. All members of the nominating and corporate governance committee attended the meeting held during the time he or she was a member. The third amended and restated nominating and corporate governance committee charter, second amended and restated Code of Business Conduct and Ethics (the “Code of Ethics”) and our Corporate Governance Guidelines are available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The nominating and corporate committee charter, the Code of Ethics and Corporate Governance Guidelines are also available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Governance.” The nominating and corporate governance committee is responsible for the following:
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providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;

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overseeing the self-evaluation of the Board of Directors and, if any, the Board’s evaluation of management;

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periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures;

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identifying and recommending to the Board of Directors potential director candidates for nomination; and

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identifying and recommending committee assignments.

In evaluating directors for nomination to the Board and to serve as members of each committee of the Board, the nominating and corporate governance committee considers the applicable requirements under the Exchange Act, NYSE rules, the Company’s Corporate Governance Guidelines and the charter of the applicable committee and may consider such other factors or criteria as the nominating and corporate governance committee deems appropriate. For purposes of recommending any nominee, the nominating and corporate governance committee may consider all criteria that it deems appropriate, which may include, without limitation:
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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company in today’s business environment;

•
experience in the Company’s industry and with relevant social policy concerns;

•
experience as a board member of another publicly held company;

•
expertise and experience in an area of the Company’s operations;

•
diversity of both background and experience;

•
the person’s ability to exercise practical and mature business judgment, including ability to make independent analytical inquiries;

•
the nature of and time involved in a director’s service on other boards or committees; and

•
with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board.

The nominating and corporate governance committee evaluates each individual nominee in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the business and exercise judgment using its diversity of experience. The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences.
Except for specific requirements set forth in the Company’s Corporate Governance Guidelines, the nominating and corporate governance committee has not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2025 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.”
Conflicts Committee
Our conflicts committee is comprised of Governor Rendell, Ms. Perrotty and Dr. Antone, each of whom is “independent,” as described below, within the meaning of the applicable listing standards of the NYSE. The conflicts committee does not have a chair and did not meet during the year ended December 31, 2023 because the special committee described above performed the functions of the conflicts committee in connection with the Mergers. The amended and restated conflicts committee charter provides that the conflicts committee has been delegated certain duties by the Board that relate to transactions (“related party transactions”) and conflict of interest situations involving the Company, on the one hand, and any of the Company’s director, an officer, a significant stockholder or any affiliate thereof, on the other hand, including, without limitation, all transactions required to be reported under Item 404(a) of Regulation S-K under the Exchange Act. The amended and restated conflicts committee charter is available to any stockholder who sends a request to Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019. The conflicts committee charter is also available on the Company’s website, www.globalnetlease.com by clicking on “Investor Relations — Corporate Governance — Conflicts Committee Charter.”
For all related party transactions, the conflicts committee has the authority to:
•
review and evaluate the terms and conditions, and determine the advisability of the transaction;

•
in the absence of the Board forming a special committee, negotiate the terms and conditions of the transaction, and, if the conflicts committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents in connection with that transaction on our behalf;

•
determine whether the transaction is in the best interests of the Company; and

•
recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to the transaction.

Director Independence
As required by the NYSE rules and the Company’s Corporate Governance Guidelines, a majority of our directors must be “independent.” The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE, the Exchange Act and SEC rules. Based upon information provided by each director, the nominating and corporate governance committee and the Board of Directors have each affirmatively determined that each of Dr. Antone, Ms. Perrotty, and Ms. Kabnick as well as Messrs. Kauffman, Michelson, Monahan, Perla and Governor Rendell, have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and is “independent” within the meaning of the applicable listing standards of the NYSE as well as the requirements set forth in the Exchange Act and applicable SEC rules.
Family Relationships
There are no familial relationships between any of our directors and executive officers.
Compensation Committee Interlocks and Insider Participation
During 2023, our compensation committee was comprised of Edward G. Rendell, Abby M. Wenzel, Dr. M. Therese Antone, Leslie D. Michelson and Stanley R. Perla. No member of the compensation committee is, or ever has been, an officer or employee of the Company, and no member of the compensation committee had any relationships during 2023 requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.
Additionally, during 2023, none of our executive officers was a director of another entity where one of that entity’s executive officers served on the compensation committee of the Company, none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of any entity where one of that entity’s executive officers served on the compensation committee of the Company and none of our executive officers served on the compensation committee or other committee serving an equivalent function (or in the absence of such committee, the entire Board) of another entity where one of that entity’s executive officers served as a director on our Board.
Accordingly, for the fiscal year ended December 31, 2023 there were no interlocks with other companies within the meaning of the SEC’s rules.
Communications with the Board of Directors
Any interested parties (including the Company’s stockholders) may communicate with the Board of Directors or with the independent directors as a group by sending written communications in care of Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Secretary, with a copy to the general counsel. The Secretary will deliver all appropriate communications to the Board of Directors or the independent directors as a group, as applicable, no later than the next regularly scheduled meeting of the Board. If the Board modifies this process, the revised process will be posted on the Company’s website, www.globalnetlease.com.

COMPENSATION OF DIRECTORS
Year Ended December 31, 2023
During the year ended December 31, 2023, we paid our independent directors a yearly retainer of $100,000 and an additional yearly retainer of $105,000 to the non-executive chair, in each case payable 50% in cash and 50% in restricted stock units (“RSUs”); $2,000 for each meeting of the Board or any committee attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a Board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
We paid an additional total yearly retainer of $30,000 to each member of the audit committee, the compensation committee and the nominating and corporate governance committee, in each case payable 50% in cash and 50% in RSUs. RSUs in respect of the portion of the annual retainer payable in RSUs are awarded in connection with each annual meeting and vest ratably over a three-year period beginning on such annual meeting date in increments of one-third per annum.
We also paid each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in their capacity as an independent director of the Company, in the following amounts:
•
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

•
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attending external seminars, conferences, panels, forums or other industry-related events. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
New Director Compensation Program
Pursuant to a new cash retainer fee structure approved by the Board in December 2023, we pay our independent directors a yearly retainer of $75,000 and an additional yearly retainer of $115,000 to the non-executive chair. We also pay a retainer of $30,000 per year to the chairperson of the audit committee, the compensation committee and the nominating and corporate governance committee and a retainer of $20,000 per year to each other member of the audit committee, the compensation committee and the nominating and corporate governance committee. In addition, pursuant to a new annual equity award program for directors approved by the Board in February 2024, each independent director will receive an annual grant of RSUs equal to a grant-date value of $130,000.
Non-employee directors may elect to have all or a portion of the annual cash retainers to which they become entitled paid in shares of the Common Stock pursuant to the 2021 Equity Plan in lieu of cash. An election to receive retainers in Common Stock in lieu of cash must be made prior to the date of the annual meeting of stockholders immediately preceding the director year (i.e., the period from one annual meeting to the next annual meeting); provided, however, that a non-employee director that is newly elected to the Board (whether or not at an annual meeting) will be entitled for a period of thirty (30) days following the director’s initial election to the Board to make a stock election for the director’s initial director year or partial director year of service, as applicable, referred to as the “due date.” The stock election made with respect to a director year is irrevocable.
The number of shares of Common Stock granted will be determined by dividing the amount of the applicable cash retainer (or portion thereof) by the closing price of the Common Stock on the later of

(1) the date the director would otherwise have been paid the cash retainer (or applicable portion thereof) in cash, or (2) the due date (in each case rounded down to the nearest whole share) (and if either date is not a trading day, on the next trading day that follows that date). Except as provided below, the Common Stock will be granted to the applicable non-employee director on the payment date or, if later, the due date (or if the payment date or due date, as applicable, is not a trading day, on the next trading day following the payment date or due date, respectively).
As discussed above, each non-employee director will receive a grant of RSUs granted under the 2021 Equity Plan generally effective as of immediately following the date of the annual meeting or the date a new director joins the Board so long as that date is following the annual meeting for the calendar year and prior to December 31 of the year. If a non-employee director is appointed to the Board between January 1 and the date of the annual meeting of stockholders for that calendar year, the non-employee director will not receive an initial equity grant upon the non-employee director’s appointment to the Board. The number of RSUs granted each year will be determined by dividing the amount set out above ($130,000) by the closing price of the Common Stock on the grant date (rounded down to the nearest whole share). Grants of RSUs will be made on a pro rata basis for new members of the Board or a committee or a new chair of the Board or a committee in the initial year of service and otherwise for partial periods of service.
All of the RSUs will vest on the day preceding the date of the annual meeting that follows the applicable grant date, referred to as the “Vesting Date,” generally subject to the non-employee director’s continued service on the Board through the Vesting Date; provided, that in the case of a director’s departure prior to the applicable Vesting Date other than a removal of the director for “Cause” (as defined in the applicable award agreement), the RSUs will vest on a prorated bases as of the date of the director’s departure based on the ratio that the number of days elapsed between the applicable Grant Date and date of the director’s departure bears to the total number of days between the Grant Date and the applicable Vesting Date.
In addition, all then-outstanding Annual RSU Awards held by non-employee directors will vest on the date of consummation of a “Change of Control” (each as defined in the 2021 Equity Plan). RSUs that vest will be settled in shares of Common Stock as soon as reasonably practicable, but in all events within thirty (30) days, following the applicable date on which they vest. Each non-employee director may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board or of any committee thereof. Each non-employee director is eligible for coverage under the Company’s then-current directors’ and officers’ indemnification insurance policy, and any additional indemnification and advancement of expenses that may be provided pursuant to a written indemnification agreement between the non-employee director and the Company. To ensure alignment of interest with the Company’s stockholders, the board adopted guidelines referred to herein as the “Stock Ownership Guidelines” regarding, among other things, stock ownership by the non-employee directors. Under those guidelines, each non-employee director is expected to own Common Stock equal in value to five times the “annual cash retainers” paid to the non-employee director. A copy of the Non-Employee Director Compensation Guidelines is filed as Exhibit 10.63 to the Company’s Annual Report as of and for the period ended December 31, 2023. A non-employee director has five years from the later of (1) January 1, 2024, the initial effectiveness of the Stock Ownership Guidelines; or (2) the date the non-employee director joins the Board to acquire Common Stock satisfying these guidelines. If the annual cash retainers are increased, the non-employee director will have five years form the time of the increase to acquire any additional Common Stock needed to satisfy the Stock Ownership Guidelines.
The compensation committee may determine, in its sole discretion, the conditions and exceptions to the Stock Ownership Guidelines, on a case-by-case basis, including but not limited to the waiver or modification for non-employee directors who are members of government, academia or similar professions or religious orders.
For the purposes of the Stock Ownership Guidelines, references to “common stock” include all Common Stock beneficially owned (as that term is defined in Section 16 of the Exchange Act) by the non-employee director and specifically includes all awards granted to the non-employee director by the Company pursuant to the 2021 Equity Plan (or any successor plan), whether vested or unvested, but specifically excludes stock options or stock appreciation rights, whether vested or unvested, and unvested portions of any restricted stock or restricted stock unit awards subject, as of the measurement time, to achievement of performance targets.

The compensation committee or the Board, as applicable, is authorized to interpret and construe the guidelines and to make all determinations necessary, appropriate or advisable to administer the Stock Ownership Guidelines. The Stock Ownership Guidelines may also be amended, modified or terminated by the Board or compensation committee at any time, or from time to time, in their sole discretion.
The following table sets forth information regarding compensation of our directors paid during the year ended December 31, 2023:
Name	Fees Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Dr. M. Therese Antone	$169,158	$65,000	$—	$—	$—	$—	$234,158
Lisa D. Kabnick(2)	5,606	—	—	—	—	—	5,606
Robert I. Kauffman(3)	—	—	—	—	—	—	—
Leslie D. Michelson(2)	5,606	—	—	—	—	—	5,606
Michael J.U. Monahan(4)	—	—	—	—	—	—	—
James L. Nelson(5)	—	—	—	—	—	—	—
Stanley R. Perla(2)	5,606	—	—	—	—	—	5,606
P. Sue Perrotty	234,130	117,500	—	—	—	—	351,630
Edward G. Rendell	123,408	65,000	—	—	—	—	188,408
Edward M. Weil, Jr.(5)	—	—	—	—	—	—	—
Abby M. Wenzel(6)	170,908	65,000	—	—	—	—	235,908

(1)
Amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) with respect to awards of 6,292 RSUs received by Dr. Antone, Ms. Wenzel and Governor Rendell and 11,375 RSUs received by Ms. Perrotty, in each case on July 11, 2023. The assumptions on which these valuations are based are set forth in Note 13 — Equity-Based Compensation to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024 (the “2023 Annual Report on Form 10-K”). There were no option awards, non-equity incentive compensation, or non-qualified deferred compensation granted to the non-employee directors during fiscal year 2023. As of December 31, 2023, Dr. Antone, Ms. Perrotty, and Governor Rendell held 10,304, 18,629, and 10,304, stock awards (comprising unvested RSUs), respectively. Ms. Wenzel resigned as a director effective December 28, 2023, and accordingly did not hold any unvested stock awards as of December 31, 2023.

(2)
Ms. Kabnick and Messrs. Michelson and Perla became directors in September 2023, following the Mergers and the Company’s subsequent internalization of its advisory and management functions.

(3)
Mr. Kauffman became a director in March 2024.

(4)
Mr. Monahan became a director in February 2024.

(5)
Mr. Nelson and Mr. Weil did not receive any compensation as directors. Mr. Nelson retired from his position as director and as co-chief executive officer in March 2024.

(6)
Ms. Wenzel retired from her director position effective December 28, 2023.

COMPENSATION DISCUSSION AND ANALYSIS
Prior to the Mergers, we were an externally-managed real estate investment trust (“REIT”) and did not have any employees except for one person based in Europe who was employed to provide certain tax services. We did not employ our named executive officers set forth below (“NEOs”), did not have agreements with any of them regarding their compensation and did not otherwise determine the compensation earned by, or paid to, them by the GNL Advisor other than with respect to the equity and equity-based awards granted to them, as recommended by the GNL Advisor and approved by the compensation committee.
In connection with the Mergers, the special committee considered and approved certain compensation arrangements between the Company and our NEOs including approving the employment agreements described herein with Edward M. Weil and Jesse C. Galloway, approving the assumption of the employment agreement with James L. Nelson, as described herein, and recommending and approving certain equity incentive grants made to our NEOs under the 2021 Equity Plan.
Following the Mergers, we became internally managed and our compensation committee established our compensation objectives and philosophy for our NEOs, which resulted in initial grants in November 2023 of both discretionary and one-time equity-based awards (detailed in the tables below) and the adoption of a new Annual Bonus Performance Program that is in effect for 2024 performance (with potential payments based on 2024 performance to be made in early 2025) (see “Fiscal 2024 Annual Incentive Program” section below for more details). This Compensation Discussion and Analysis details the compensation paid to our NEOs in 2023 and presents our compensation philosophy and practices for the compensation program for our NEOs that will be in effect for fiscal year 2024. This Compensation Discussion and Analysis also describes the elements of NEO compensation, the objectives of these elements and the considerations of the special committee or the compensation committee, as applicable, with respect to compensation decisions that took into account the Mergers.
For our 2023 fiscal year, which ended on December 31, 2023, our NEOs and their titles were as follows:
•
Edward M. Weil, Jr. — Co-Chief Executive Officer

•
James L. Nelson — President and Co-Chief Executive Officer

•
Christopher J. Masterson — Chief Financial Officer, Treasurer and Secretary

•
Jesse C. Galloway — Executive Vice President and General Counsel

Summary
As discussed above, beginning on September 12, 2023, after the Mergers, the Company began paying cash compensation to its own dedicated workforce, including its NEOs. In connection with the Mergers, the compensation committee developed the following primary objectives of our executive pay program:
•
Attract and retain our executive team;

•
Drive our short- and long-term growth objectives;

•
Align our executives’ interests with those of our stockholders; and

•
Motivate and reward superior performance by our executive team.

To achieve these objectives, our fiscal year 2024 compensation program, which in part came into effect in fiscal year 2023 following the Mergers and as such affected certain compensation granted in fiscal year 2023:
•
Targets total compensation opportunity based on competitiveness relative to a group of comparable peers;

•
Aligns our goals with the Company’s long-term interests as well as the Company’s annual operating and strategic plans;

•
Puts a significant portion of each NEO’s compensation at-risk based on the future operating performance and share price of the Company; and

•
Provides a balanced mix between cash and equity compensation designed to encourage strategies that are in the long-term best interests of the Company.

The material components of our executive compensation program and their purposes and key characteristics are summarized in the following chart:
What We Do		What We Don’t Do
✓	Pay-for-Performance. Deliver a significant percentage of annual compensation in the form of variable compensation tied to multi-year performance.	X	No Tax Gross-Ups. Do not provide excise tax gross-ups.
✓	Benchmark. Provide total compensation opportunities that are intended to approximate comparable peer compensation	X	No Dividends or Dividend Equivalents on Unvested RSU and Performance Stock Unit (“PSU”) Awards. Do not allow dividends or dividend equivalents to be currently paid on unearned PSUs or unvested RSUs, with such dividends or dividend equivalents held back and paid only if the underlying PSUs or RSUs become vested.
✓	Annual Compensation Risk Review. Annually assess risk in compensation programs associated with regulatory, stockholder and market changes.	X	No Enhanced Retirement Benefits. Do not provide enhanced retirement benefits or other supplemental executive retirement plans, known as SERPs.
✓	Maximum Payouts. Limit both short-term and long-term incentive payouts as a percentage of target awards.	X	No Single-Trigger Payments or Benefits for Executive Officers. Do not allow for any single-trigger cash severance benefits for executive officers upon a change-in-control.
✓	Clawback Policy. Maintain a clawback policy.	X	No Problematic Option Practices. Do not have a practice of granting discounted stock options, extending the original option term, or repricing or exchanging underwater stock options.
Results of Most Recent Advisory Vote on Executive Compensation
At our 2021 Annual Meeting of Stockholders, we held a stockholder advisory vote on the compensation of our NEOs in fiscal year 2020 (the “2021 say-on-pay”). Approximately 16% of the votes cast were in favor of our 2021 say-on-pay resolution. While our compensation committee considers say-on-pay voting results, among other factors described in this Compensation Discussion and Analysis, in evaluating our executive compensation programs and philosophy, our compensation committee views the Mergers as a meaningful shift in the Company’s approach to executive compensation.The next non-binding advisory vote to approve the executive compensation of our NEOs will be held at the Annual Meeting. Please see Proposal 3 contained in this Proxy Statement. In connection with this meaningful shift in the Company’s approach to compensation, we have elected to submit the Say on Frequency proposal to our stockholders to solicit feedback with respect to the frequency of the Say on Pay vote, which vote is otherwise not required pursuant to Section 14A of the Exchange Act until our 2027 annual meeting of stockholders. The last such advisory vote was held at the 2021 Annual Meeting of Stockholders, and the Board at that time recommended that stockholders vote in favor of submission of the Say on Pay proposal to our stockholders once every three years. As set forth in Proposal 4 contained in this Proxy Statement, following the Mergers the Board believes it is appropriate to submit a non-binding advisory Say on Pay vote to our stockholders every year.
Compensation Committee
As noted above, following the Mergers, the Company’s compensation philosophy and its processes for compensating our NEOs are overseen by the compensation committee. See “Board of Directors, Executive

Officers and Corporate Governance-Compensation Committee” for information regarding the composition of the committee including the committee’s responsibilities. As described below, the compensation committee engaged FTI Consulting, Inc. (“FTI”) as its independent compensation consultant to assist in reviewing the compensation of our NEOs. Prior to the Mergers, we were an externally managed REIT, so did not have any employees except for one person based in Europe. Accordingly, the compensation committee did not make recommendations regarding the compensation paid to our NEOs, except for approving certain equity-based awards as described herein, because we did not employ our NEOs prior to such time, have agreements with them regarding their compensation or otherwise determine the compensation earned by, or paid to, them other than with respect to the restricted shares granted to them in the fiscal years ended December 31, 2022 and 2021, and in fiscal year 2023 prior to the Mergers, under the 2021 Equity Plan, as recommended by the GNL Advisor and approved by the compensation committee as described below. The compensation committee was responsible for administering and approving the awards of long-term incentive plan units (“LTIP Units”) to the GNL Advisor pursuant to the multi-year outperformance agreements entered into in July 2018 and July 2021, awards under the Advisor Plan (as defined below) to the GNL Advisor and awards under the employee and director incentive restricted share plan (the “RSP”), which expired in April 20, 2022.
Compensation Philosophy
The Company’s compensation programs are intended to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. In determining the compensation of our NEOs, the compensation committee generally relies on formulaic incentive programs, while maintaining the ability to exercise its judgment to take into account the many aspects of performance that make up an individual’s contribution to the Company’s success, including teamwork, creativity, good judgment and integrity.
Role of Management
Currently, our chief executive officer makes recommendations for NEOs, other than himself, to the compensation committee based on competitive market data and an assessment of individual performance, and administers the compensation program for non-NEO officers and other Company employees, providing informational updates to the compensation committee. Recommendations to the compensation committee help establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall compensation philosophy. The compensation committee considers such recommendations, in conjunction with input from the compensation committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
FTI was engaged directly by the compensation committee in August 2023. As part of this engagement, FTI made recommendations to the compensation committee and the Board regarding executive and non-employee director compensation and assisted with the preparation of certain portions of this Compensation Discussion and Analysis section. The compensation committee conducted an assessment, as required by the SEC rules, to determine if any conflicts of interest existed with regard to the engagement of FTI. In conducting that assessment for fiscal year 2023, the compensation committee determined that no conflict of interest existed and that FTI was independent under the applicable SEC and NYSE listing independence criteria.
The Company previously engaged FTI to make recommendations to the Board and the compensation committee on the 2021 OPP, but did not play any role on any matters related to the Company’s NEOs during 2022 or any prior period.
Peer Group
The compensation committee considers external market reference points, including published survey data and the competitive pay levels of an established group of publicly-traded peer companies when determining compensation levels for the NEOs. This peer comparison group consists of companies having similar characteristics to the Company, as noted below, and with whom the Company may compete for executive talent. FTI reviewed the peer group to confirm the overall reasonableness of the group for compensation and design benchmarking purposes.
The compensation committee, with input from management and FTI, reviewed and approved the following peer group which was used to inform certain fiscal year 2023 pay decisions and which will be used to inform fiscal year 2024 pay decisions (unless such peer group is further amended by the compensation committee).
Peer Group
Agree Realty Corporation	Howard Hughes Holdings Inc.	Paramount Group, Inc.
Broadstone Net Lease, Inc.	Independence Realty Trust, Inc.	Phillips Edison & Company, Inc.
EPR Properties	LXP Industrial Trust	Rexford Industrial Realty, Inc.
Essential Properties Realty Trust, Inc.	NNN REIT, Inc.	STAG Industrial, Inc.
Healthcare Realty Trust Incorporated	Omega Healthcare Investors, Inc.	Uniti Group Inc.
Highwoods Properties, Inc.	OUTFRONT Media Inc.	W. P. Carey Inc.
Host Hotels & Resorts, Inc.
Elements of Compensation
Beginning in fiscal year 2024, the Company will use base salary, annual cash incentives, and long-term equity incentives as its primary tools to achieve its compensation objectives. Certain of these elements of compensation were approved by the compensation committee in fiscal year 2023, following the Mergers. The Company’s approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and long-term incentives in the form of stock-based awards, over fixed compensation. The emphasis on stock-based awards vesting over time is intended to promote a long-term perspective and further align management’s interests with that of the Company.
Element	Form	Compensation Objectives and Key Features
Base Salary	Fixed Cash
•
Fixed compensation component that provides a base level of competitive cash to compensate the executive officer for the scope and complexity of the position.

•
Amounts based on an evaluation of experience, position and responsibility; intended to be competitive in the marketplace to attract and retain executives.

Annual Incentive Award	Performance-Based Cash	• Variable cash compensation component that provides an incentive opportunity for overall achievement of key strategic metrics.
Long-Term Equity Incentives	PSUs and RSUs
•
Variable equity compensation designed to foster meaningful ownership of our Common Stock by management, to align the interests of our management with the creation of long-term stockholder value, and to motivate our management to achieve long-term growth for the Company.

Base Salary
Base salary is intended to reflect job responsibilities and is a visible and stable foundation of our compensation program. As discussed above, prior to the Mergers, we did not employ or provide cash compensation to our NEOs. As noted above, prior to the Mergers, the special committee considered and approved certain compensation arrangements between the Company and our NEOs, including the base salaries of certain of our NEOs. Following the Mergers, in fiscal year 2023, the compensation committee further considered and approved a $100,000 salary increase for Mr. Masterson to better align Mr. Masterson’s salary with peer group constituents after review of peer group data provided by FTI.
Annual base salary rates for our NEOs in effect as of the end of fiscal year 2023 are listed below.
Executive	Amount
Edward M. Weil, Jr.	$2,000,000
James L. Nelson(1)	$5,250,000
Christopher J. Masterson	$425,000
Jesse C. Galloway	$550,000

(1)
Mr. Nelson resigned from his position as President and Co-Chief Executive Officer of the Company effective March 31, 2024.

Annual Cash Incentives
Fiscal 2023 Discretionary Cash Bonuses
In connection with the Mergers, a discretionary bonus pool was established for fiscal year 2023 to provide discretionary bonuses to certain employees, including Mr. Masterson who is entitled to a discretionary bonus pursuant to his employment agreement in an amount generally consistent with the discretionary bonus that he earned in fiscal year 2022 while employed by the GNL Advisor. The total value of the annual discretionary bonus for Mr. Masterson for 2023 performance was $628,827, of which $212,500 was paid in cash in March 2024 and the remainder delivered in the form of RSUs vesting in substantially equal annual installments on each of the first through third anniversaries of the date of grant.
In addition, Mr. Weil and Mr. Galloway received discretionary bonuses for 2023 performance totaling $1,008,757 and $317,037, respectively, of which $500,000 and $157,143, respectively, were paid in cash in March 2024 and the remainder delivered in the form of RSUs that vest, (i) for Mr. Weil, in substantially equal monthly installments from the date of grant through April 30, 2025 and (ii) for Mr. Galloway, in substantially equal annual installments on each of the first through third anniversaries of the date of grant.
Fiscal 2024 Annual Incentive Program
In November 2023, the compensation committee recommended and the Board adopted a new “Annual Incentive Program” (the “AIP”) effective January 1, 2024 for fiscal year 2024. The AIP is designed to motivate our NEOs to deliver strong financial performance and to provide a clear link between pay and performance.
The compensation committee approved threshold, target and maximum bonus opportunities for each eligible NEO as follows:
Name	Threshold (Percentage of Base Salary)	Target (Percentage of Base Salary)	Maximum (Percentage of Base Salary)
Edward M. Weil, Jr.	—	50%(1)	100%(1)
Christopher Masterson	85%	159%	235%
Jesse C. Galloway	120%(2)	200%(2)	300%(2)

(1)
Represents Mr. Weil’s minimum bonus opportunity under his employment agreement with the Company. Mr. Weil’s employment agreement provides for payment of a bonus 50% in cash and 50% in

Common Stock (which have historically been granted in the form of RSUs issued under the 2021 Equity Plan) which may be subject to vesting in equal monthly installments with 100% fully vested by April 30, 2025.
(2)
Mr. Galloway’s bonus is payable 50% in cash and 50% in Common Stock (which have historically been granted in the form of RSUs issued under the 2021 Equity Plan) which may be subject to vesting in three equal installments over the first three anniversaries of the date of grant.

The AIP provides eligible participants, including the NEOs, with the opportunity to earn an annual cash bonus award subject to achieving performance goals. The performance goals under the AIP are generally based on (i) the non-GAAP metric, adjusted funds from operations (“AFFO”) per share, (ii) the percentage of our tenants that are considered “investment grade” based on adjusted annualized straight line rent (as defined in the AIP), (iii) the achievement of synergies following the Mergers, and (iv) individual and role specific performance.
Further information regarding the AIP and performance under the AIP for fiscal year 2024 will be provided in our Proxy Statement filed in connection with our Annual Meeting for fiscal year 2024.
Long-Term Incentive Plan Awards
At the Company’s 2021 Annual Meeting of Stockholders held on April 12, 2021, the Company’s stockholders approved the 2021 Equity Plan and the 2021 Omnibus Advisor Incentive Compensation Plan of Global Net Lease, Inc. (the “Advisor Plan”). The terms of the Advisor Plan were substantially similar to the terms of the 2021 Equity Plan, except that only the GNL Advisor and any of its affiliates that were involved in providing services to the Company or any of its subsidiaries were eligible to receive awards under the Advisor Plan. Both the 2021 Equity Plan and the Advisor Plan became effective upon stockholder approval. As a result of the REIT Merger, no further participants are expected to be eligible to participate in the Advisor Plan from and following the REIT Merger and, accordingly, no further awards are expected to be granted under the Advisor Plan. In connection with the REIT Merger in September 2023, the Company assumed the 2018 Omnibus Incentive Compensation Plan of RTL.
The compensation committee is responsible for approving and evaluating all grants of awards to our NEOs under the 2021 Equity Plan.
As discussed above, prior to the Mergers, the GNL Advisor made recommendations to the special committee regarding the equity or equity-based compensation earned or paid to our NEOs which was then considered and approved by the compensation committee in accordance with the 2021 Equity Plan. In fiscal year 2023, upon recommendation of the GNL Advisor, the compensation committee approved a grant of 40,000 restricted shares to Mr. Masterson in June of 2023. The restricted shares will vest in 25% increments on each of the first four anniversaries of June 12, 2023.
In November 2023, following the Mergers, the compensation committee approved grants of RSUs and PSUs to our NEOs under the 2021 Equity Plan as the first grants of an annual long-term incentive compensation program (the “LTIP Grants”). The LTIP Grants are intended to reflect a pay-for-performance compensation philosophy. The compensation committee expects that the LTIP Grants would, on an annual basis for at least the next three years, provide for grants of awards that vest over a three-year period and are weighted towards performance-based awards, consistent with the first annual grants, to be approved annually by the compensation committee. This structure is intended to create a greater connection between our multi-year performance and the actual payouts realized by our executive officers and other eligible employees. In accordance with the compensation committee’s charter, the structure of the LTIP Grants and our executive compensation philosophy more broadly will continue to be subject to the compensation committee’s ongoing evaluation and review. Note, the LTIP Grants are different than the award of LTIP Units previously granted to the GNL Advisor. See “Certain Relationships and Related Instructions-Multiyear Out Performance Agreements” for more information about the LTIP Units.
The LTIP Grants are designed to reward key managers for high performance and to drive stockholder value. Awards for our NEOs are delivered 37% in the form of time-based RSUs that vest in equal annual installments over a three-year period and 63% in the form of PSUs that are earned after a three-year performance period based on the achievement of specific performance goals established at the beginning of the cycle for fiscal year 2023. These performance goals consist of two relative TSR goals and an absolute TSR goal. The compensation committee approved PSU goals after evaluating goals proposed by management which considered our long-term financial plan, historical results, and expected results. The compensation committee considered these recommendations in conjunction with the established long-term business plan of the Company in order to determine the final goals. FTI, as the compensation committee’s independent compensation consultant, assisted the compensation committee with the goal-setting process by providing analyses of historical peer group performance and expected trends.
The table below shows the number of RSUs and target number of PSUs awarded to our NEOs in fiscal year 2023:
Executive(1)	Target Number of PSUs (63% of total)	Number of RSUs (37% of total)
Edward M. Weil, Jr.	214,529	125,994
Christopher J. Masterson	78,661	46,198
Jesse C. Galloway	51,845	30,449

(1)
Mr. Nelson is not shown above given that he resigned from his position as President and Co-Chief Executive Officer of the Company effective March 31, 2024.

The following metrics apply for the 2023 – 2026 PSUs:
Performance Level	Relative TSR (vs. MSCI US REIT Index)	Relative TSR (vs. Custom Net Lease Peer Group)	Absolute TSR	Percentage of Target PSUs Earned
Below Threshold	< 30th percentile	< 30th percentile	< 8%	0%
Threshold	30th percentile	30th percentile	8%	50%
Target	55th percentile	55th percentile	10%	100%
Maximum	= > 75th percentile	= > 75th percentile	= > 12%	275%
In addition to the LTIP Grants, in November 2023 the compensation committee approved one-time grants under the 2021 Equity Plan of 29,096 RSUs to Mr. Masterson and 17,905 RSUs to Mr. Galloway in respect of their continuing efforts overseeing the Company’s transition to internalized management following the Mergers. The RSUs will vest, if at all, in three substantially equal installments on each of the first, second, and third anniversaries of October 1, 2023, generally subject to continued employment with the Company through the applicable vesting date, with the potential for earlier vesting (in whole or in part) in connection with certain qualifying termination events.
Other Compensation and Benefits
Benefits and Other Perquisites
Except for limited perquisites set forth in individual employment agreements (including a travel allowance of $12,500 per month for Mr. Weil, maintenance of professional licenses and compliance with continuing education requirements for Messrs. Weil, Masterson and Galloway, and reimbursement of certain travel and legal fees to Mr. Galloway), as described below our NEOs are provided with benefits that are generally consistent with those provided to all of the Company’s employees. The Company does not maintain any defined benefit pension plans. The Company maintains a 401(k) plan, however the Company did not make any contributions from September 12, 2023 through December 31, 2023. This plan is generally available to all employees, including the NEOs.
Retention Bonus
In connection with the Mergers, in June 2023, Mr. Masterson was awarded a cash retention bonus of $125,000. This retention bonus was paid in six substantially equal monthly installments beginning on the second payroll date following the closing of the Mergers, in each case subject to Mr. Masterson’s continued service with the Company through the applicable payment date.
Employment Agreements
The Company has from time to time entered into employment agreements with its NEOs, the material terms of which are described below. See “Potential Payments Upon Termination or Change-in-Control” below for additional details on the payments and benefits upon termination or change of control, as applicable, provided under the employment agreements and/or outstanding equity or equity-based incentive awards.
Employment Agreement with Edward M. Weil.
On May 23, 2023, we entered into an employment agreement with Edward M. Weil that became effective upon the closing of the Internalization Merger (the “Weil Employment Agreement”). The initial term of the Weil Employment Agreement expires on April 30, 2025 and will automatically renew for additional one-year periods thereafter, unless either the Company or Mr. Weil, at least 60 days prior to the scheduled expiration date, provides written notice of its or his intent not to renew or unless terminated earlier in accordance with the terms thereof. The Company has agreed to use its reasonable best efforts to cause the Company to nominate Mr. Weil as a director of the Company during the term of the Weil Employment Agreement.
Under the Weil Employment Agreement, Mr. Weil is entitled to, among other things (1) a base salary at an annual rate of $2.0 million, (2) an annual bonus opportunity for each completed calendar year with a guaranteed minimum bonus of 50% of Mr. Weil’s annual base salary; provided that the annual bonus will be paid 50% in cash and 50% in shares of the Common Stock and to the extent that such equity is not fully vested on grant will vest in equal monthly installments with 100% fully vested by April 30, 2025; provided further that except as set forth in the Weil Employment Agreement, Mr. Weil must be employed by the Company or an affiliate of the Company on the date the annual bonus is paid to be eligible to receive the annual bonus for that year, and (3) employee benefits including, among other things, indemnification rights from the Company, expense reimbursement rights for all reasonable and documented business expenses provided that Mr. Weil will also be entitled to reimbursement for first class travel and payment of Mr. Weil’s costs of maintaining professional licenses including the costs of complying with any applicable continuing education requirements and a $12,500 per month ($150,000 annually) allowance for travel.
Upon certain terminations of the Weil Employment Agreement, in addition to payment of accrued but unpaid base salary and monthly travel allowance, Mr. Weil (or his estate, as applicable) will be entitled to the following severance pay and benefits, subject to execution of a release of claims (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for a previously completed fiscal year; continued payment of Mr. Weil’s base salary through the later of April 30, 2025 or the end of the then-applicable renewal term; accelerated vesting of all then-outstanding equity or equity-based awards; and a pro-rated annual bonus for the year in which such termination occurs, (2) if the termination is by the Company without “cause” (as defined in the agreement) including because of the Company’s decision not to renew the Weil Employment Agreement, or by Mr. Weil for “good reason” (as defined in the agreement), payment of any accrued but unpaid annual bonus for a previously completed fiscal year; accelerated vesting of all then-outstanding equity or equity-based awards; a pro-rated annual bonus for the year in which such termination occurs; and continued payment of Mr. Weil’s base salary, monthly travel allowance, and the combined company’s contributions to Mr. Weil’s healthcare benefits through the longer of the end of the remaining term or 12 months following the date of Mr. Weil’s termination, and (3) if the termination is by Mr. Weil without “good reason” a pro-rated annual bonus for the year in which such termination occurs.
The Weil Employment Agreement also contains intellectual property and post-termination cooperation covenants. Mr. Weil also executed a non-competition agreement simultaneously with execution of the Weil Employment Agreement.
Employment Agreement of James D. Nelson.
In connection with the Internalization Merger, AR Global assigned an employment agreement dated July 10, 2017 between AR Global and James D. Nelson, as amended on March 24, 2022 and November 6,

2023, to the Company (the “Nelson Employment Agreement”), Mr. Nelson served as the Company’s Co-Chief Executive Officer until his resignation effective March 31, 2024.
Under the Nelson Employment Agreement, Mr. Nelson was entitled to, among other thing (1) a base salary of $5.25 million per year, and (2) employee benefits including, among other things, indemnification rights from the Company, paid vacation, sick and personal days, participation in the Company’s employee benefit plans, expense reimbursement rights for all reasonable and documented business expenses provided that Mr. Nelson would also be entitled to reimbursement for first class domestic travel and international business travel, and payment of Mr. Nelson’s costs of maintaining professional licenses including the costs of complying with any applicable continuing education requirements.
The Nelson Employment Agreement contained intellectual property and post-termination cooperation covenants, as well as a non-compete and non-solicit of clients of investors that each survive termination of the agreement plus a 12-month period thereafter; a prohibition on soliciting employees and independent contractors (including a no-hire) that survives an 18-month period following termination; and a reciprocal non-disparagement covenant.
Separation Agreement with James D. Nelson
On March 4, 2024, we announced Mr. Nelson would resign as a director of the Company and retire and resign from his position as the Company’s president and co-chief executive officer, effective March 31, 2024 (the “Separation Date”). In connection with his separation from employment, Mr. Nelson and the Company entered into a separation agreement dated March 8, 2024 (the “Separation Agreement”), terminating his employment with the Company and terminating the Nelson Employment Agreement. Pursuant to the Separation Agreement, Mr. Nelson was paid his base salary through April 12, 2024; however, no bonus, paid time off or other compensation will be earned following the Separation Date. Mr. Nelson will also be paid for unused vacation time on April 12, 2024. In exchange for entering into the Separation Agreement and entering into a general release and waiver agreement, the Company will, in addition to the release of Mr. Nelson from certain claims as set forth in the Separation Agreement, (i) accelerate and fully vest Mr. Nelson’s 16,687 unvested restricted shares on March 31, 2024, and (ii) for a period through the sixth anniversary of the Separation Date, maintain customary directors and officers insurance coverage for Mr. Nelson covering his acts or omissions while an officer and director of the Company. Furthermore, for a period of three years following the Separation Date, with respect to all matters presented to the Company’s stockholders, Mr. Nelson agrees to vote all of his shares of Common Stock in the same manner as recommended by the Board. Mr. Nelson’s entitlement to the foregoing is conditioned on his continued compliance with certain restrictive covenants set forth in the Separation Agreement, which include confidentiality, non-disparagement, non-solicitation and non-competition covenants set forth in the Separation Agreement and the Nelson Employment Agreement.
Employment Agreement with Christopher J. Masterson.
On December 20, 2023, we entered into an employment agreement with Christopher J. Masterson (the “Masterson Employment Agreement”), setting forth the terms upon which Mr. Masterson serves as the Company’s chief financial officer. Under the Masterson Employment Agreement, Mr. Masterson’s base salary is $425,000, and he is eligible for an annual bonus, equity and equity-based awards, and employee benefits available to similarly-situated employees of the Company, including reimbursement for payment of Mr. Masterson’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Masterson’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Masterson (or his estate) will be entitled to the following, subject to execution of an effective release of claims, (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; a prorated annual bonus for the year in which the termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding RSUs; and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the agreement) or by Mr. Masterson for “good reason” (as defined in the agreement), payment of the accrued and prorated bonuses as described in (1) accelerated vesting of the then-outstanding RSUs that would have vested upon the next vesting date that follows such termination; the performance-based vesting as described in (1), and cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination, paid in substantially equal installments over the 12-month period immediately following the date of termination. However, if Mr. Masterson’s termination by the Company is without “cause” or is by Mr. Masterson for “good reason” during the “change in control period” (as defined in the agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Masterson’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding RSUs; vesting of performance-based equity or equity-based awards will be based on performance through the “change in control” and will not be prorated based on the period of partial employment; and Mr. Masterson’s cash severance will equal 1.5 times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination.
The Masterson Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Employment Agreement of Jesse C. Galloway.
On September 18, 2023, we entered into an employment agreement with Jesse C. Galloway (the “Galloway Employment Agreement”), setting forth the terms upon which Mr. Galloway serves as the Company’s executive vice president and general counsel. Under the Galloway Employment Agreement, Mr. Galloway’s base salary is $550,000, and he is eligible for an annual bonus and equity-based awards, and employee benefits available to senior executives of the Company including, reimbursement for legal fees incurred in connection with the drafting and negotiation of the Galloway Employment Agreement (up to $20,000) and payment of Mr. Galloway’s costs of maintaining professional licenses, including the costs of complying with any applicable continuing education requirements.
Upon certain terminations of Mr. Galloway’s employment, in addition to payment of any accrued but unpaid base salary and other accrued amounts, Mr. Galloway (or his estate) will be entitled to the following, subject to execution of an effective release of claims (1) if the termination is by reason of death or disability, payment of any accrued but unpaid annual bonus for any previously completed fiscal year; the a prorated annual bonus for the year in which such termination occurs measured at target if the termination occurs during the first quarter of the applicable fiscal year and measured based on actual performance through the date of termination if the termination occurs after the first quarter of the applicable fiscal year; accelerated vesting of all then-outstanding time-based equity or equity-based awards and accelerated vesting of all then-outstanding performance-based equity or equity-based awards based on performance through the end of the applicable performance period(s) and prorated for the period of partial employment, and (2) if the termination is by the Company without “cause” (as defined in the agreement) or by Mr. Galloway for “good reason” (as defined in the agreement), payment of the accrued bonus; the pro-rata bonus; the vesting benefits as described in (1), cash severance equal to one times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination unless the date of termination occurs on or prior to September 18, 2025, in which case Mr. Galloway will be entitled to an amount equal to the annual bonus at target for the calendar year in which the date of termination occurs, paid in substantially equal installments over the 12-month period immediately following the date of termination; and if Mr. Galloway elects to receive continued coverage under one or more of the Company’s group healthcare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of the Company’s portion of COBRA continuation coverage for a period commencing on the date of termination and ending upon the 12-month anniversary of the date of termination. However, if Mr. Galloway’s termination by the Company is without “cause” or is by Mr. Galloway for “good reason” during the “change in control period” (as defined in the agreement) and generally spanning the 60 or 180-day period prior to and the 12 or 24-month period following a “change in control”, Mr. Galloway’s termination benefits will be enhanced so that he will be entitled to full vesting of his then-outstanding time-based equity or equity-based awards; accelerated vesting of performance-based equity or equity awards based on performance through the “change in control” and will not be prorated based on the period of partial employment; and

Mr. Galloway’s cash severance will equal two times the sum of annual base salary and average annual bonus for the two years immediately preceding the date of termination or, if such termination occurs prior to September 18, 2025, the target annual bonus for the calendar year in which the date of termination occurs.
The Galloway Employment Agreement also contains customary confidentiality, cooperation and non-disparagement covenants and 12-month post-termination non-competition and non-solicitation covenants.
Clawback Policy
Consistent with the new requirements of the SEC and NYSE listing standards, we maintain a clawback policy that requires us to seek recovery of erroneously awarded incentive-based compensation received by our covered executive officers (as defined in that policy) during any three-fiscal-year period prior to the date the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement that results from the correction of an error that is material to the previously issued financial statement(s), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of a financial restatement, any covered executive officer of the Company would forfeit the amount of any incentive-based compensation paid during the three years preceding the date of the restatement that the Board, or the compensation committee if the Board delegates its administrative authority to the compensation committee, determines exceeds the amount the employee would have received had the revised financial statement(s) been used to determine such compensation.
Tax and Accounting Considerations
As a general matter, our Board and the compensation committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.
FASB Topic 718 requires us to recognize an expense for the fair value of share-based compensation awards. Grants of equity incentive awards under the 2021 Equity Plan are accounted for under FASB ASC Topic 718. The Board and the compensation committee consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our long-term incentive program. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our share-based compensation awards with our overall executive compensation philosophy and objectives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows publicly-listed companies a tax deduction for compensation in excess of $1 million paid to certain current and former executive officers (the “covered employees”). Generally, compensation in excess of $1 million paid to each of the covered employees will not be deductible by us. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. In approving the amount and form of compensation for our NEOs in the future, our compensation committee will consider all elements of the cost to the Company of providing the compensation, including the potential impact of Section 162(m) of the Code, if any. Our compensation committee may, in its judgment, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code when it believes that doing so is appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Board has furnished the following report during the year ended December 31, 2023. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of Global Net Lease, Inc.:
We have reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, with management.
Based on the review and discussions described above, we recommended to the Board of Directors of Global Net Lease, Inc. (the “Company”) that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement.
Compensation Committee
Dr. M. Therese Antone (Chair)
Leslie D. Michelson
Stanley R. Perla
Governor Edward G. Rendell

COMPENSATION TABLES
2023 Summary Compensation Table
The following table summarizes the compensation of the Company’s NEOs for each of the fiscal years ended December 31, 2023, 2022, and 2021, respectively, as applicable. For purposes of this table, the Company’s NEOs for 2023 were its two co-chief executive officers during 2023, its chief financial officer, treasurer and secretary, and its executive vice president, and general counsel. As discussed in greater detail under the heading “Introductory Note”, above, prior to fiscal year 2023, the Company was an externally managed REIT, did not employ its NEOs and the majority of its NEOs’ compensation was paid by the GNL Advisor. During fiscal year 2023, the Company merged with RTL and thereafter internalized its advisory and management functions such that, as of December 31, 2023, the Company directly employed its NEOs and other employees. The summary of compensation for fiscal year 2023 reflected in the below table reflects compensation following the Mergers. In accordance with rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from the following tables.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total $
Edward M. Weil, Jr., Chief Executive Officer and President(5)	2023	$519,683	$1,008,757	$3,464,664	$47,885	$5,040,989
James L. Nelson, Co-Chief Executive Officer and President(6)	2023	1,393,269	—	—	43,997	1,437,266
	2022	—	—	500,175	52,445	552,620
	2021	—	—	499,324	26,220	525,544
Christopher J. Masterson, Chief Financial Officer, Treasurer and Secretary(7)	2023	90,096	628,827	1,947,518	111,232	2,777,714
	2022	—	—	440,325	67,449	507,774
	2021	—	—	399,364	22,506	421,870
Jesse C. Galloway, Executive Vice President and General Counsel(8)	2023	137,500	317,037	995,046	22,208	1,471,791

(1)
Amounts shown represent salary paid following the Mergers. Prior to the Mergers, Messrs. Nelson and Masterson were paid in respect of Company services by the GNL Advisor. Mr. Galloway commenced employment with the Company on September 18, 2023. The annualized 2023 salaries for Messrs. Weil, Nelson, Masterson and Galloway are $2.0 million, $5.25 million, $425,000 and $550,000, respectively.

(2)
Amounts shown represent cash payments and grants of RSUs under the Company’s discretionary annual bonus plan, which were paid/granted in March 2024 for performance in 2023, with a portion of the value of the award equal to $500,000, $212,500, and $157,143, for each of Messrs. Weil, Masterson and Galloway, respectively, delivered in cash and the remainder of the award value delivered in RSUs.

(3)
Amounts in the Stock Awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, with respect to awards of restricted shares, RSUs and PSUs under the 2021 Equity Plan for awards granted in 2021, 2022 and 2023 (PSUs were only granted in 2023). For details of the individual grants of restricted shares, RSUs and PSUs during 2023, please see the Grants of Plan-Based Awards table below. The assumptions on which these valuations are based are set forth in Note 13 to the consolidated financial statements included in the 2023 Annual Report on Form 10-K.

(4)
The All Other Compensation column reflects (i) dividends on unvested RSAs of approximately $43,997 and $111,232 for Messrs. Nelson and Masterson, respectively; (ii) reimbursement for travel allowance for Messr. Weil of approximately $47,885, (iii) other travel reimbursements to Messer. Galloway of approximately $3,008 and (iv) reimbursement of certain legal fees to Messer Galloway of approximately $19,200.

(5)
Mr. Weil commenced employment with the Company on September 12, 2023. Pursuant to Mr. Weil’s employment agreement, he is entitled to an annual base salary of $2.0 million.

(6)
On September 12, 2023, the Company assumed Mr. Nelson’s employment agreement, pursuant to which Mr. Nelson is entitled to an annual base salary of $5.25 million. Mr. Nelson resigned from his position as Co-Chief Executive Officer and President effective March 31, 2024.

(7)
On December 20, 2023, the Company entered into an employment agreement with Mr. Masterson, pursuant to which Mr. Masterson is entitled to an annual base salary of $425,000, effective November 7, 2023.

(8)
Mr. Galloway commenced employment with the Company on September 18, 2023. Pursuant to Mr. Galloway’s employment agreement, he is entitled to an annual base salary of $550,000.

Grants of Plan-Based Awards for Fiscal Year 2023
The following table sets forth information with respect to awards granted to our NEOs under the Global Net Lease, Inc. AIP and the 2021 Equity Plan during the fiscal year ended December 31, 2023.
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock and Number of Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name(1)	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Edward M. Weil, Jr.	11/29/2023							125,994	$1,110,007
	11/29/2023				107,265	214,529	589,955		2,354,657
			$1,000,000	$2,000,000
Christopher J. Masterson	6/16/2023							40,000	420,800
	11/29/2023							46,198	407,004
	11/29/2023							29,096	256,336
	11/29/2023				39,331	78,661	216,317		863,378
		$361,250	675,750	998,750
Jesse C. Galloway	11/29/2023							30,449	268,256
	11/29/2023							17,905	157,743
	11/29/2023				25,923	51,845	142,573		569,047
		660,000	1,100,000	1,650,000

(1)
The Company did not grant any plan-based awards to Mr. Nelson during the fiscal year ended December 31, 2023.

(2)
Represents potential cash payments under the Company’s AIP, as described under “Annual Cash Incentives” in the Compensation Discussion and Analysis section above. The amounts shown for Threshold represent the achievement of the minimum level of performance based on performance against pre-established goals, without any modification, based on the achievement of certain predetermined strategic goals, as described under Annual Cash Incentives in the Compensation Discussion and Analysis section above. Under the Weil Employment Agreement, Mr. Weil’s minimum bonus opportunity is $1.0 million; however, Mr. Weil has the opportunity to receive a bonus in excess of this amount in the event of out-performance. Mr. Weil’s employment agreement further provides for payment of the bonus 50% in cash and 50% in equity which may be subject to vesting in equal monthly installments with 100% fully vested by April 30, 2025. Under the Galloway Employment Agreement, Mr. Galloway’s bonus is paid 50% in cash and 50% in equity which may be subject to vesting in three equal installments over the three anniversaries of the grant date, generally subject to his continued service through the applicable vesting date.

(3)
Reflects awards of PSUs under the 2021 Equity Plan. The underlying shares of Common Stock may be paid out (if any) within 75 days following the earliest of the last day of the applicable performance period (2023 – 2026) or certain earlier termination events, depending on the achievement of specified criteria, as described in the “Long-Term Incentive Plan Awards” section in the Compensation Discussion and Analysis section above. Dividend equivalents, in amounts equal to the ordinary dividends paid on the shares of Common Stock underlying the PSUs, are accrued and paid after the end of the performance cycle in cash, but only to the extent that the shares underlying the PSUs become vested.

(4)
Reflects awards of RSUs under the 2021 Equity Plan which provide for vesting in three equal installments annually commencing October 1, 2023, other than the June 16, 2023, grant to Mr. Masterson, which also reflects an award of restricted shares under the 2021 Equity Plan in June of 2023, which provides for vesting in four equal installments annually commencing June 12, 2023. Dividend equivalents, in amounts equal to the ordinary dividends paid on the shares of Common Stock underlying the RSUs, are accrued and paid when the shares underlying the RSUs become vested.
(5)
The grant date fair value is calculated in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures. For additional information on the valuation assumptions, please refer to Note 13 to the consolidated financial statements included in the 2023 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2023. All market values are based on the $9.95 closing price per share of the Common Stock on December 29, 2023, the last trading day prior to fiscal year 2023 year-end.
Name	Grant Date	Number of RSUs or Restricted Shares That Have Not Vested (#)	Market Value of RSUs or Restricted Shares That Have not Vested ($)	Equity Incentive Plan Awards: Number of PSUs that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned PSUs that have not Vested ($)
Edward M. Weil, Jr.	11/29/2023(1)	125,994	$1,253,640	107,265	$1,067,287
James L. Nelson	10/7/2020(2)	3,575	35,571
	6/24/2021(3)	13,112	130,459
Christopher J. Masterson	10/7/2020(2)	3,038	30,223
	6/24/2021(3)	10,488	104,351
	4/25/2022(4)	23,175	230,591
	6/16/2023(5)	40,000	398,000
	11/29/2023(1)	46,198	459,670	39,331	391,343
	11/29/2023(1)(6)	29,096	289,505
Jesse C. Galloway	11/29/2023(1)	30,449	302,968	25,923	257,934
	11/29/2023(1)(6)	17,905	178,155

(1)
RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023. PSUs are shown under Equity Incentive Plan Awards column and in accordance with SEC rules reflect the Threshold amount of PSUs that may be earned. PSUs vest at the end of a three-year performance period subject to achievement of performance metrics.

(2)
Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of September 15, 2020.

(3)
Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of May 3, 2021.

(4)
Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of April 25, 2022.

(5)
Represents restricted shares which vest in four equal annual installments beginning on the first anniversary of June 12, 2023.

(6)
These RSU awards represent one-time grants, as discussed in Compensation Discussion and Analysis above, in respect of the NEOs’ continuing efforts overseeing the Company’s transition to internalized management following the Mergers. The RSUs vest in three equal annual installments beginning on the first anniversary of October 1, 2023.

Option Exercises and Stock Vested
The following table contains information about shares of Common Stock acquired by the NEOs upon the vesting of restricted shares during fiscal year 2023. The Company did not have any stock options outstanding in fiscal year 2023.
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Edward M. Weil, Jr.	—	$—	—	$—
James L. Nelson	—	—	10,131	112,493
Christopher J. Masterson	—	—	16,006	177,642
Jesse C. Galloway	—	—	—	—

(1)
Includes the restricted shares that vested on April 25, 2023 (for Mr. Masterson only), May 3, 2023, and September 15, 2023, under the restricted share awards granted on April 25, 2022, June 24, 2021, and October 7, 2020, respectively.

(2)
The Value Realized on Vesting is equal to the product of and number of restricted shares that vested on the applicable vesting date and the closing prices of the Common Stock on such dates.

Potential Payments Upon Termination or Change-in-Control
Pursuant to their individual employment agreements, each of the NEOs is entitled to cash severance, benefits, and in certain cases acceleration of vesting of equity awards upon termination of their employment with the Company and in certain cases change in control of the Company, as described in greater detail below.
The Company does not have any tax gross-up commitment under equity award agreements issued to the NEOs in the event that any portion of severance benefits or equity award acceleration, as applicable, results in the NEO becoming liable for payment of a parachute payment excise tax.
The following table sets forth the amounts each NEO would have received upon termination of employment with the Company as of December 31, 2023 for each of the hypothetical reasons detailed below. The amounts set forth in the table assume that a termination event occurred on December 31, 2023, and that the value of the Common Stock was $9.95 per share, based on the closing price of the Common Stock on December 29, 2023, the last trading day prior to fiscal year 2023 year-end; however, the actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation and may differ from the amounts set forth in the table below.

Name	Reason for Payment	Salary- Related Payments	Bonus-Related Payments	Accelerated Vesting of Equity Awards	Other Benefits	Total
Edward M. Weil, Jr.	Termination by reason of death or disability(1)	$2,657,534	$1,000,000	$3,388,204	$—	$7,045,738
	Termination by the Company without cause, by Mr. Weil for good reason or due to the Company’s non-renewal of the employment term(1)	2,657,534	1,000,000	3,388,204	248,832(2)	7,294,570
James L. Nelson	Termination by the Company without cause(3)	1,495,890	—	—	—	1,495,890
	Change in Control(4)	—	—	83,017	—	83,017
Christopher J. Masterson	Termination by reason of death or disability(5)	—	212,500	814,398	—	$1,026,898
	Termination by the Company without cause or by Mr. Masterson for good reason(6)(7)	425,000	212,500	314,948	—	952,448
	Termination by the Company without cause or by Mr. Masterson for good reason in connection with a change in control(8)(9)	637,500	318,750	1,531,852	—	2,488,102
	Change in control(4)	—	—	381,583	—	381,583
Jesse C. Galloway	Termination by reason of death or disability(5)	—	1,100,000	524,110	—	1,624,110
	Termination by the Company without cause or by Mr. Galloway for good reason, or due to the Company’s non-renewal of the employment term(10)	550,000	1,100,000	524,110	29,232	2,203,342
	Termination by the Company without cause, by Mr. Galloway for good reason or due to the Company’s non-renewal of the employment term in connection with a change in control(11)	1,100,000	2,200,000	996,980	43,848	4,340,828

(1)
Represents base salary continuation through April 30, 2025, target bonus for 2023 (paid 50% in cash and 50% in equity) and accelerated vesting of all equity or equity-based awards. The value of the PSUs reflected in the table is based on the achievement of the Target level of performance, tested at the end of the performance period.

(2)
Represents continuation of monthly travel allowance and healthcare benefits through April 30, 2025.

(3)
Represents base salary continuation through April 14, 2024.

(4)
Represents vesting of 50% of then unvested restricted shares, in accordance with applicable restricted share award agreements.

(5)
The Bonus-Related Payments column represents the average of Mr. Masterson’s bonuses over the last two years, and 100% of Mr. Galloway’s target bonus. Mr. Galloway’s bonus would be paid 50% in cash and 50% in Common Stock. The Accelerated Vesting of Equity Awards column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period employed in the year ended December 31, 2023.

(6)
The Salary-Related Payments column represents 100% of Mr. Masterson’s base salary and the Bonus-Related Payments column represents the average of his bonuses over the last two years.

(7)
The Accelerated Vesting of Equity Awards column represents accelerated vesting of RSUs that would be earned at the next vesting date after termination and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period employed in the year ended December 31, 2023.

(8)
The Salary-Related Payments column represents 150% of Mr. Masterson’s base salary and the Bonus-Related Payments column represents 150% of the average of his bonuses over the last two years.

(9)
The Accelerated Vesting of Equity Awards column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

(10)
The Salary-Related Payments column represents 100% of Mr. Galloway’s base salary; the Bonus-Related Payments column represents 100% of Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the Other Benefits column represents 12 months of Company subsidized COBRA coverage. The Accelerated Vesting of Equity Awards column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the end of the performance period and pro-rated for the time employed during the performance period. The value of the PSUs reflected in the table is based on the achievement of the target level of performance for the period employed in the year ended December 31, 2023.

(11)
The Salary-Related Payments column represents two times Mr. Galloway’s base salary; the Bonus-Related Payments column represents two times Mr. Galloways target bonus (to be paid 50% in cash and 50% in Common Stock) and the Other Benefits column represents 18 months of Company subsidized COBRA coverage. The Accelerated Vesting of Equity Awards column represents accelerated vesting of all RSUs and accelerated vesting of all performance-based equity or equity-based performance awards, determined based on actual performance at the time of a change in control without proration. The value of the PSUs reflected in the table is based on the achievement of the target level of performance.

Pay Ratio
As described above, prior to the Mergers we only had one employee based in Europe and the only annual compensation received by our chief executive officer from us was a grant of restricted shares. This grant did not reflect the salary, bonus and other benefits earned by, or paid to, him, which were determined by AR Global, the former parent company of the GNL Advisor. Because we only instituted a formal compensation structure applicable to the chief executive officer and our employees in connection with the Mergers in September 2023, a ratio of the compensation our chief executive officer to our median employee would not be meaningful and has not been included in this Proxy Statement in reliance on Item 402(u) of Regulation S-K, Instruction 7(2) which permits a registrant to omit any employees that became its employees as a result of a business combination for the fiscal year in which the transaction becomes effective. In connection with the Mergers, approximately 76 individuals became employes of the Company and are being excluded from the Company’s employees for purposes of the pay ratio disclosure requirements for fiscal year 2023, the fiscal year in which the business combination occurring as a result of the Mergers became effective. For the proxy statement for our 2025 Annual Meeting of Stockholders we will include pay ratio disclosure on the ratio of the annual total compensation of our chief executive officer to the median of the total annual compensation of all of our employees (excluding our chief executive officer) as required pursuant to Item 402(u) of Regulation S-K.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officers or “PEOs” and “compensation actually paid” to our non-PEO NEOs, and the financial performance of the Company during the years ended December 31, 2023, 2022, 2021 and 2020, respectively, in each case calculated in a manner consistent with SEC rules.
							Value of Initial Fixed $100 Investment Based On(5):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(3)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Total Stockholder Return	Peer Group Total Stockholder Return	Net Loss Attributable to Common Stockholders (in thousands)
2023	$5,040,989	$5,680,921	$1,437,266	$1,378,690	$2,124,752	$2,274,935	$80.03	$111.46	$(239,348)
2022	—	—	552,620	462,027	507,774	382,037	86.50	99.58	(8,363)
2021	—	—	525,544	405,202	421,870	324,536	93.15	131.65	(8,698)
2020	—	—	254,683	250,822	216,392	213,111	95.13	93.69	(7,775)

(1)
Mr. Edward M. Weil, Jr., is the PEO reflected in these columns for the fiscal year ended December 31, 2023. Mr. Weil commenced employment with the Company on September 12, 2023.

(2)
Mr. James L. Nelson is the PEO reflected in these columns for the fiscal years ended December 31, 2023, 2022, 2021 and 2020, respectively.

(3)
Compensation actually paid or “CAP” to our PEOs and Non-PEO NEOs is calculated based on the “Total Compensation” reported in the Summary Compensation Table above for each of the applicable fiscal years, adjusted to exclude and include certain items in accordance with Item 402(v) of Regulation S-K as shown below.

(4)
Mr. Christopher J. Masterson is the only non-PEO NEO reflected in these columns for fiscal years 2022, 2021 and 2020, and our only non-PEO NEO for those covered fiscal years. Mr. Masterson is the Company’s Chief Financial Officer, Treasurer and Secretary. Mr. Jesse C. Galloway and Mr. Masterson are the only non-PEO NEOs reflected in these columns for fiscal year 2023. Mr. Galloway is the Company’s executive vice president and general counsel.

(5)
Represents cumulative total return to holders of our Common Stock against the cumulative total return of our peer entities, represented by FTSE NAREIT Equity Index (“NAREIT Index”) from December 31, 2019 (the last trading day before fiscal year 2020) through December 29, 2023 (the last trading day of the covered period), calculated from the market close on the last trading day before fiscal year 2020 through and including the end of each applicable fiscal year in the table above for which the total stockholder return (“TSR”) is being calculated. The TSR for each investment assumes that $100 was invested in our Common Stock and the respective index on December 31, 2019 through December 31, 2023, including reinvestment of any dividends.

PEO SCT Total to CAP Reconciliation — Edward M. Weil, Jr.
			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested	Change in Fair Value of Prior Years’ Awards that Vested	CAP
2023	$5,040,989	$3,464,664	$4,104,597	$—	$—	$5,680,921

PEO SCT Total to CAP Reconciliation — James L. Nelson
			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested(3)	CAP
2023	$1,437,266	$—	$—	$(43,719)	$(14,857)	$1,378,690
2022	552,620	500,175	500,175	(72,679)	(17,914)	462,027
2021	525,544	499,324	400,718	(19,949)	(1,787)	405,202
2020	254,683	248,963	245,102	—	—	250,822
Average Non-PEO NEOs SCT Total to CAP Reconciliation
			Additions to SCT Total(2)
Fiscal Year	SCT Total	Deductions from SCT Total(1)	Fair Value of Current Year Equity Awards(3)	Change in Fair Value of Prior Years’ Awards Unvested(3)	Change in Fair Value of Prior Years’ Awards that Vested(3)	CAP
2023	$2,124,752	$1,471,282	$1,681,320	$(48,077)	$(11,778)	$2,274,935
2022	507,774	440,325	388,413	(59,095)	(14,730)	382,037
2021	421,870	399,364	320,498	(16,949)	(1,519)	324,536
2020	216,392	211,532	208,251	—	—	213,111

(1)
Represents the grant date fair value of equity-based awards granted each year. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in Note 13 to the Company’s financial statements for fiscal year 2023 contained in our 2023 Annual Report on Form 10-K. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs.

(2)
We did not report a change in pension value for any of the years reflected in this table because the Company does not maintain a defined benefit or actuarial pension plan and therefore a deduction from SCT related to such pension plans is not needed.

(3)
Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The fair values of equity compensation, including such amounts described in the tables above, are calculated in accordance with FASB ASC Topic 718. All assumptions made in the valuations are contained and described in Note 13 to the Company’s financial statements for fiscal year 2023 contained in our 2023 Annual Report on Form 10-K. The amounts shown in the table reflect the total fair value on the applicable date(s) listed in the table above, and do not necessarily reflect the actual value, if any, that may be realized by the applicable NEO.

Tabular Disclosure of Most Important Measures to Determine Fiscal 2023 CAP
In determining compensation actually paid for the year ended December 31, 2023, other than TSR and net loss attributable to common stockholders, we did not consider any financial performance measures. Accordingly, we did not include a tabular list of our most important financial measures to determine compensation actually paid during the year ended December 31, 2023 pursuant to Item 402(v) of Regulation S-K and we have not included a “company selected measure” (CSM) column in the table above.
Relationship Between Company TSR and Peer Group TSR; Financial Performance Measures and CAP
Relationship Between Company TSR and Peer Group TSR
Between the years ended December 31, 2020 and 2021, respectively, the NAREIT Index TSR showed an increase of approximately 41%, while our TSR decreased by approximately 2%. Between the years ended

December 31, 2021 and 2022, respectively, the NAREIT Index TSR showed a decrease of approximately 24%, while our TSR decreased by approximately 7%. Between the years ended December 31, 2022 and 2023, respectively, the NAREIT Index TSR showed an increase of approximately 12%, while our TSR decreased by approximately 7%.
Relationship Between Financial Performance Measures and CAP
Between the years ended December 31, 2020 and 2021, respectively, our TSR decreased by approximately 2%, our net loss increased by approximately 12%, our, our PEO CAP with respect to Mr. Nelson increased by approximately 62% and our average non-PEO NEO CAP increased by approximately 52%.
Between the years ended December 31, 2021 and 2022, respectively, our TSR decreased by approximately 7%, our net loss decreased by approximately 4%, our PEO CAP with respect to Mr. Nelson increased by approximately 14% and our average non-PEO NEO CAP increased by approximately 18%.
Between the years ended December 31, 2022 and 2023, respectively, our TSR decreased by approximately 7%, our net loss increased by approximately 2,762%, our PEO CAP with respect to Mr. Nelson increased by approximately 198% and our average non-PEO NEO CAP increased by approximately 495%.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 1, 2024, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:
•
each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of the Company’s NEOs and directors; and

•
all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 1, 2024, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
The beneficial ownership of our Common Stock is based on 230,846,571 shares of our Common Stock outstanding as of April 1, 2024.
Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him or her.
Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group(2)	33,932,387	14.7%
Bellevue Capital Partners LLC(3)	31,265,411	13.5%
BlackRock, Inc.(4)	29,944,918	13.0%
State Street Corporation(5)	12,589,284	5.5%
Directors, Director Nominees and Named Executive Officers:
Edward M. Weil, Jr.(6)	66,560	*
Jesse C. Galloway(7)	—	*
Christopher J. Masterson(8)	93,911	*
Dr. M. Therese Antone(9)	11,189	*
Lisa D. Kabnick	233,021	*
Robert I. Kauffman	—	*
Leslie D. Michelson	64,474	*
Michael J.U. Monahan	—	*
Stanley R. Perla	69,241	*
P. Sue Perrotty(10)	61,534	*
Edward G. Rendell(11)	110,255	*
James L. Nelson(12)	65,045	*
All directors and executive officers as a group (11 persons)(13)	710,185	*

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 650 Fifth Avenue, 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the shares listed.

(2)
The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over no shares, shared voting power over 286,750 shares, sole dispositive power over 33,440,992 shares and shared dispositive power over 491,395 shares. The information contained herein with respect to The Vanguard Group, Inc. is based solely on Amendment No. 9 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 13, 2024.

(3)
The business address of Bellevue Capital Partners LLC is 222 Bellevue Avenue, Newport, RI 02840.

(4)
The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. Blackrock, Inc. has sole voting power over 29,202,451 shares, shared voting power over no shares, sole dispositive power over 29,944,918 shares and shared dispositive power over no shares. The information contained herein with respect to BlackRock, Inc. is based solely on the Amendment No. 5 to the Schedule 13G filed by BlackRock, Inc. with the SEC on January 23, 2024.

(5)
The business address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114. State Street Corporation has shared voting power over 10,175,113 shares, shared dispositive power over 12,570,072 shares and no sole voting or dispositive power. The information contained herein with respect to State Street Corporation is based solely on Amendment No. 3 to the Schedule 13G filed by State Street Corporation with the SEC on January 30, 2024.

(6)
Mr. Weil, one of our directors, owns a non-controlling in interest in Bellevue, Mr. Weil does not have direct or indirect voting or investment power over any shares that Bellevue may own or control, directly or indirectly, and Mr. Weil disclaims beneficial ownership of these shares. Accordingly, the shares included as beneficially owned by Mr. Weil do not include the 31,265,411 shares of our Common Stock directly or indirectly beneficially owned by Bellevue. Also, excludes 193,379 shares of Common Stock issuable to Mr. Weil upon vesting of unvested RSUs.

(7)
Excludes 69,532 shares of Common Stock issuable to Mr. Galloway upon vesting of unvested RSUs.

(8)
Includes 76,700 unvested restricted shares and excludes 130,442 shares of Common Stock issuable to Mr. Masterson upon vesting of unvested RSUs.

(9)
Excludes 7,719 shares of Common Stock issuable to Dr. Antone upon vesting of unvested RSUs.

(10)
Excludes 14,457 shares of Common Stock issuable to Ms. Perrotty upon vesting of unvested RSUs.

(11)
Excludes 7,719 shares of Common Stock issuable to Governor Rendell upon vesting of unvested RSUs.

(12)
Mr. Nelson retired from his position as director and as co-chief executive officer in March 2024.

(13)
Includes 76,700 restricted shares and excludes a total of 423,248 shares of Common Stock issuable to the directors and officers as group upon vesting of unvested RSUs.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to fiscal year 2022, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to fiscal year 2023, except that Mr. Masterson inadvertently filed one late Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We were involved in a variety of related party transactions during the year ended December 31, 2023 with entities for which certain of our executive officers were also executive officers or also own interests, directly or indirectly in these entities. James L. Nelson, our co-chief executive officer and president until his retirement in March 2024, was also the chief executive officer and president of the GNL Advisor and the GNL Property Manager. Christopher J. Masterson, our chief financial officer, treasurer and secretary, was also the chief financial officer, treasurer and secretary of the GNL Advisor and the GNL Property Manager. Edward M. Weil, our current chief executive officer and president was previously the chief executive officer and president of RTL, the RTL Advisor and the RTL Property Manager. We issued 29,614,825 shares of our Common Stock, valued at $329 million on September 12, 2023 and paid $50 million in cash to AR Global to acquire the GNL Advisor, the GNL Property Manager, RTL Advisor and RTL Property Manager in the Internalization Merger. AR Global is owned and controlled by Bellevue. Mr. Weil is a member of Bellevue. As a result of the Internalization Merger, Bellevue became the owner of more than 10% of our Common Stock. AR Global indirectly owned 95% of the membership interests in the GNL Advisor and RTL Advisor and all of the membership interests in the GNL Property Manager and the RTL Property Manager.
On September 12, 2023, we completed the Mergers. The REIT Merger involved the issuance of certain shares of our Common Stock to the RTL Advisor in respect of RTL LTIP Units that had been earned and became vested. The Internalization Merger involved the issuance of shares of our Common Stock to affiliates of Bellevue to acquire the GNL Advisor, GNL Property Manager, RTL Advisor and RTL Property Manager as well as the issuance of shares of our Common Stock in respect of LTIP units held by the GNL Advisor that were earned and became vested (the “GNL LTIPs”). We also made payments (including expense reimbursements) during 2023 prior to closing the Mergers to the GNL Advisor and GNL Property Manager. RTL similarly made payments (including expense reimbursements) to the RTL Advisor and RTL Property Manager prior to closing the Mergers. We and RTL also paid catch-up distributions in respect of GNL LTIPs ($2.9 million) and RTL LTIP Units ($9.6 million), respectively, which were earned and became vested before closing of the Mergers. For a discussion of the GNL catch-up payments, see Note 13 —  Equity-Based Compensation to the Company’s consolidated financial statements contained in the 2023 Annual Report on Form 10-K.
Under the advisory agreement with the GNL Advisor, until closing of the Merger, the GNL Advisor and its affiliates managed our affairs on a day-to-day basis, including managing and leasing our properties in North America and Europe. Under the advisory agreement we were required to pay a base management fee in an amount equal to $18.0 million per annum (the “Minimum Base Management Fee”), to the GNL Advisor, payable in cash on a pro rata monthly basis at the beginning of each month, plus a variable fee amount equal to 1.25% per annum of the sum, since the effective date of the advisory agreement in June 2015, of (1) the cumulative net proceeds of all common equity issued by the Company, (2) any equity of the Company issued in exchange for or conversion of preferred stock or exchangeable notes based on the stock price at the date of issuance, and (3) any other issuances of common, preferred, or other forms of equity of the Company, including units in an operating partnership (excluding equity based compensation but including issuances related to an acquisition, investment, joint-venture or partnership) (the “Variable Base Management Fee” and, together with the Minimum Base Management Fee, the “Base Management Fee”). We were also required to pay the GNL Advisor an incentive fee (“Incentive Compensation”) depending on performance for the 12-month period from January 1 to December 31 of each year. During calendar year 2023 and prior to the Mergers, we paid Minimum Base Management Fees equal to $18.0 million and Variable Base Management Fees equal to approximately $4.8 million.
We were also required to reimburse the GNL Advisor or its affiliates for certain expenses paid or incurred by these entities in providing services to us under the advisory agreement. During the year ended December 31, 2023, we reimbursed the GNL Advisor for general and administrative costs and other expense reimbursements equal to approximately $1.2 million.
Payments to the RTL Advisor
Under RTL’s advisory agreement with the RTL Advisor, the RTL Advisor was responsible for overseeing and managing RTL’s day-to-day operations. Under the advisory agreement, RTL had the right to internalize the services provided under the agreement subject to certain conditions including paying the RTL Advisor a fee equal to (1) $15 million, plus (2) the Subject Fees (defined below) multiplied by 4.5, plus (3) 1.0% multiplied by (x) the purchase price of properties or other investments acquired after the end of the fiscal quarter in which the notice of internalization was received by the RTL Advisor and (y) without duplication, the cumulative net proceeds of any equity raised by RTL during the period following the end of the fiscal quarter in which notice is received and the internalization. The “Subject Fees” were equal to (i) the product of four multiplied by the sum of (A) the actual base management fee (including both the fixed and variable portion thereof) plus (B) the actual variable management fee, in each of clauses (A) and (B), payable for the fiscal quarter in which the notice of internalization is received by the RTL Advisor, plus, (ii) without duplication, the annual increase in the base management fee resulting from the cumulative net proceeds of any equity raised in respect of the fiscal quarter in which the notice of internalization is received by the RTL Advisor.
Further, RTL was required to pay the RTL Advisor a base management fee comprised of a fixed and a variable portion. The fixed portion of the base management fee which was paid monthly was an annualized amount equal to $24 million. The variable portion of the base management fee, also paid monthly, was equal to an aggregate annual amount equal to 1.25% of the cumulative net proceeds of any equity raised by RTL and its subsidiaries (including certain convertible debt, proceeds from its distribution reinvestment plan and any cumulative Core Earnings (as defined in the RTL advisory agreement) in excess of dividends paid on Common Stock but excluding equity based compensation and proceeds from a Specified Transaction (as defined below) from and after February 16, 2017). During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL paid the RTL Advisor $16.7 million and $5.4 million with respect to the fixed and variable portion of the base management fee, respectively.
In addition, RTL was required to pay the RTL Advisor an incentive management fee equal to the product of (1) the fully diluted shares of Common Stock outstanding multiplied by (2) (x) 15.0% of the applicable quarter’s Core Earnings per share in excess of $0.275 per share plus (y) 10.0% of the applicable quarter’s Core Earnings per share in excess of $0.3125 per share, in each case as adjusted for changes in the number of shares of Common Stock outstanding. The calculation of fully diluted shares of Common Stock outstanding for purposes of calculating Core Earnings per share was based on the Company’s reported diluted weighted-average shares outstanding. Core Earnings was defined as, for the applicable period, net income or loss, computed in accordance with GAAP, excluding non-cash equity compensation expense, the variable management fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains or losses or other non-cash items recorded in net income or loss for the applicable period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairments of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses during the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL did not pay any incentive management fees.
RTL was also required to reimburse the RTL Advisor for services provided for which it incurred investment-related expenses, or “insourced expenses.” The amount reimbursed for insourced expenses could not exceed 0.5% of the contract purchase price of each acquired property or 0.5% of the amount advanced for a loan or other investment. Additionally, the Company reimbursed the RTL Advisor for any third-party acquisition expenses paid by the RTL Advisor. In no event will the total of all acquisition expenses payable with respect to RTL’s portfolio of investments or reinvestments exceed 4.5% of the contract purchase price of the portfolio or 4.5% of the amount advanced for all loans or other investments. This threshold was not exceeded in the year-to-date period ended September 11, 2023. During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL did not reimburse the RTL Advisor for any acquisition expenses and related cost reimbursements.
RTL Advisor’s costs of providing administrative services included, among other things, a reasonable allocation of salaries and wages, benefits and overhead of all employees of the RTL Advisor or its affiliates who performed services under our advisory agreement. The reimbursement included reasonable overhead expenses, including the reimbursement of an allocated portion of rent expense at certain properties that were both occupied by employees of the RTL Advisor or its affiliates and owned by affiliates of the RTL Advisor. During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL incurred $11.3 million (which includes $3.4 million of compensation and overhead costs related to the multi-tenant property management agreement which was not subject to the capped reimbursement amount under the advisory agreement) of reimbursement expenses from the RTL Advisor for providing administrative services.
For the year-to-date period ended September 11, 2023, the total amount of reimbursements by RTL to the RTL Advisor for salaries, wages and benefits that were subject to the capped reimbursement amount, was approximately $6.6 million, the fixed component was approximately $8.1 million and the variable component was approximately $11.6 million.
Payments to GNL Property Manager
For property management and leasing services, we paid the GNL Property Manager fees equal to (1) with respect to stand-alone, single-tenant net leased properties which were not part of a shopping center, 2.0% of gross revenues from the properties managed, and (2) with respect to all other types of properties, 4.0% of gross revenues from the properties managed, in each case plus market-based leasing commissions applicable to the geographic location of the applicable property.
For services related to overseeing property management and leasing services provided by any person or entity that was not an affiliate of the GNL Property Manager, we paid the GNL Property Manager an oversight fee equal to 1.0% of gross revenues of the property managed. During calendar year 2023 and prior to the Mergers, we incurred property management fees to the GNL Property Manager of $5.5 million of property management fees and $1.3 million in leasing commissions for the year ended December 31, 2023.
If cash flow generated by any of the Company’s properties was not sufficient to fund the costs and expenses incurred by the GNL Property Manager in fulfilling its duties under the property management, were also responsible for paying or reimbursing the GNL Property Manager for these costs and expenses including the reasonable wages and salaries and other employee-related expenses of all on-site and off-site employees of the GNL Property Manager who were engaged in the operation, management, maintenance and leasing of the properties and other out-of-pocket expenses which were directly related to the operation, management, maintenance and leasing of specific properties, but not include the GNL Property Manager’s general overhead and administrative expenses. During calendar year 2023 and prior to the Mergers, no additional amounts were paid to the GNL Property Manager.
Payments to RTL Property Manager
The RTL Property Manager was responsible for managing and leasing RTL’s properties and was paid a management fee by RTL equal to 4.0% of the gross rental receipts from the multi-tenant properties, including common area maintenance reimbursements, tax and insurance reimbursements, percentage rental payments, utility reimbursements, late fees, vending machine collections, service charges, rental interruption insurance, and a 15.0% administrative charge for common area expenses that were collected from tenants pursuant to their leases. During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL incurred the RTL Property Manager $6.9 million with respect to these fees and reimbursements.
In addition, the Property Manager was paid a one-time transition fee of up to $2,500 for each multi-tenant property managed, a construction fee equal to 6.0% of construction costs incurred, if any, and was reimbursed for all expenses relating to the operation of a multi-tenant property, including compensation and benefits of property management, accounting, lease administration, executive and supervisory personnel of the RTL Property Manager, and excluding expenses of the RTL Property Manager’s corporate and general management office and excluding compensation and other expenses applicable to time spent on matters other than the multi-tenant property. During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL paid the RTL Property Manager $3.7 million with respect to these fees and reimbursements.
Pursuant to the Multi-Tenant Leasing Agreement, RTL could under certain circumstances and subject to certain conditions, pay the RTL Property Manager a leasing fee for services in leasing multi-tenant properties to third parties. During the year-to-date period ended September 11, 2023 (prior to the Mergers), RTL incurred $3.4 million in leasing fees to the RTL Property Manager.
GNL Advisor Transition Services
Pursuant to the agreement governing the Internalization Merger, AR Global, the former parent company of the GNL Advisor, agreed to provide certain transitional services to, and as requested by, the Company on a part-time basis for a period of up to nine months following the closing of the Mergers for which the Company would reimburse GNL Advisor for the pro-rated base salary, bonus and benefits of the employees providing such services, subject to a cap of approximately $945,000 (the “GNL Advisor Transition Services Arrangement”). Through the end of February 2024, the Company reimbursed GNL Advisor approximately $833,900 under the GNL Advisor Transition Services Arrangement. The Company agreed to provide substantially similar transitional services to GNL Advisor, subject to a cap of approximately $88,000.
Multi-Year Outperformance Agreements
GNL 2021 OPP
In connection with the Internalization Merger, a total of 883,750 units known as “GNL LTIPs” previously granted to the GNL Advisor under the 2021 OPP were earned and became vested. As per the terms of the agreement governing the GNL LTIPs, and as described above, we paid the GNL Advisor of the GNL LTIPs as a catch-up distribution equal to approximately $2.9 million before closing of the REIT Merger.
RTL 2021 OPP
Any RTL units known as the “RTL LTIPs” that were earned prior to September 12, 2023 were converted into RTL Class A Common Stock prior to that date and were included in the consideration issued to holders of RTL Class A Common Stock. As described above, we and RTL also paid catch-up distributions in respect of RTL LTIP Units equal to approximately $9.6 million before closing of the REIT Merger.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board has furnished the following report on its activities during the year ended December 31, 2023. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.
To the Directors of Global Net Lease, Inc.:
We have reviewed and discussed with management Global Net Lease, Inc.’s audited financial statements as of and for the year ended December 31, 2023.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in Global Net Lease, Inc.’s Annual Report to Stockholders for the year ended December 31, 2023.
Audit Committee
Stanley R. Perla (Chair)
Dr. M. Therese Antone
Lisa P. Kabnick
P. Sue Perrotty

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of nine directors, eight of whom are independent directors. Our Bylaws require us to have at least one director, which is the minimum number required by the MGCL, but not more than 15 directors. As part of the REIT Merger, we began the process of declassifying our Board. See “Introductory Note” above. At the 2024 Annual Meeting, seven persons will stand for election. The Board has nominated and recommended for election Dr. Antone, Ms. Kabnick, and Messrs. Kauffman, Monahan, Perla and Weil and Governor Rendell (individually a “Nominee” and collectively the “Nominees”). Ms. Perrotty and Mr. Michelson will serve until the 2025 Annual Meeting and until their respective successors are duly elected and qualify. The proxy holders named on the proxy card intend to vote “FOR” the election of each of the Nominees. The election of each Nominee requires the affirmative vote of a plurality of all the votes cast at the Annual Meeting, provided that a quorum is present. Withhold votes and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
We know of no reason why any of the Nominees will be unable to serve if elected. If, at the time of the Annual Meeting, any Nominee should become unable to serve, shares represented by the proxies will be voted “FOR” any substitute Nominee designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of Nominees described in this Proxy Statement.
Vote Required.   If a quorum is present, director nominees will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE, TO SERVE UNTIL THE COMPANY’S 2025 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024.
Although ratification by stockholders is not required by law or by our charter or Bylaws, our audit committee believes that submitting its selection to stockholders is a matter of good corporate governance. PwC reports directly to our audit committee. Even if the appointment is ratified, our audit committee, in its discretion, may select a different independent registered public accounting firm at any time if our audit committee believes that a change would be in the best interests of the Company. If our stockholders do not ratify the appointment of PwC, our audit committee will take that fact into consideration, together with any other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Fees
The following table summarizes the fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, all of which have been approved by the audit committee, for the fiscal years ended December 31, 2023 and December 31, 2022, respectively:
	2023	2022
Audit Fees	$4,344,975(1)	$1,975,751
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$4,344,975	$1,975,751

(1)
Includes non-recurring work related to the Mergers.

Audit fees included fees associated with the annual audit, our annual reports on Form 10-K, the reviews of our quarterly reports on Form 10-Q, and services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and that generally only our registered independent public accounting firm can provide. Audited related fees include fees associated with assurance and related services by our registered independent public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax fees included tax compliance, tax advice and tax planning services. All other fees are those fees for any other products and services provided by our registered independent public accounting firm.
Pre-Approval Policies and Procedures
In considering the nature of the services provided by the independent registered public accounting firm, our audit committee determined that the services were compatible with the provision of independent audit services. Our audit committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that the services were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by PwC were pre-approved by the audit committee.

Vote Required.   If a quorum is present, the outcome of this vote will be determined by the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution regarding the compensation of our named executive officers, as disclosed in this proxy statement. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers, as disclosed in this Proxy Statement. Approval of this non-binding advisory resolution requires an affirmative vote of a majority of the votes cast with respect to this proposal. For a discussion of our compensation policies and goals, see “Executive Compensation — Compensation Discussion and Analysis.”
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding, advisory basis, the following resolution at the annual meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding, advisory basis.”
While this resolution is advisory and non-binding, the compensation committee will consider the vote on this proposal in its future discussions regarding the compensation of our named executive officers.
Vote Required.   If a quorum is present, the outcome of this vote will be determined by the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THIS NON-BINDING ADVISORY RESOLUTION.

PROPOSAL NO. 4 — NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF
THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
The Board requests your non-binding advisory vote on whether the periodic vote to approve the compensation of our named executive officers as reflected in Proposal No. 3 should occur every year, two years or three years. This vote is advisory and, therefore, will not be binding on the Board or the Company. The Board of Directors and the compensation committee, however, will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.
The Board believes an annual advisory vote on executive compensation is appropriate given our long-term compensation philosophy, which emphasizes long-term stockholder value. It also enables our stockholders the opportunity to easily evaluate the operation of our executive compensation programs.
Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the Company’s stockholders advise the Company to include a non-binding, advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every:
•
one year;

•
two years; or

•
three years.”

In voting on this resolution, you should mark your proxy for one year, two years or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR a frequency of “one year” for future advisory votes regarding executive compensation.
Vote Required.   If a quorum is present, the outcome of this vote will be determined by the affirmative vote of a majority of all the votes cast on the proposal at the Annual Meeting, although we will take under advisement the choice (every year, two years or three years) that receives the most votes even if less than a majority of the votes cast.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” WITH RESPECT TO THE FOREGOING RESOLUTION.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES
The Board adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer and principal financial officer. We have also adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities.
A copy of our Code of Ethics and Corporate Governance Guidelines may be obtained, free of charge, by sending a written request to our executive office: 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary. Our Code of Ethics and Corporate Governance Guidelines are also publicly available on our website at www.globalnetlease.com. If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our directors, chief executive officer, chief financial officer, chief accounting officer or controller or persons performing similar functions, we will disclose the nature of the amendment or waiver on that website or in a current report on Form 8-K.
OTHER MATTERS PRESENTED FOR ACTION AT THE ANNUAL MEETING
Except as described herein, our Board does not intend to present for consideration at the Annual Meeting or any postponements or adjournments thereof any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, either of the persons named in the proxy, acting individually and without the other, will vote thereon pursuant to his or her discretion, to the extent permitted by Rule 14a-4(c) under the Exchange Act.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under the rules of the SEC, any stockholder proposal intended to be presented at the 2025 Annual Meeting must be received at our principal executive office no later than December 24, 2024 in order to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. If a stockholder notifies us of an intent to present a proposal at the 2025 Annual Meeting at any time after December 24, 2024 (and for any reason the proposal is voted on at that meeting), it will be considered untimely and our proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
Requests for inclusion of any proposal under our Bylaws or to nominate persons to serve as a director must be submitted in accordance with the procedures set forth in our Bylaws and include the information specified in the Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act. Under our current Bylaws, proposals to nominate a director or other stockholder proposals must be in writing and, to be properly submitted for presentation at our 2025 Annual Meeting, must be delivered to our secretary at our principal executive office during the period beginning on November 24, 2024 and ending at 5:00 p.m., Eastern Time, on December 24, 2024; provided however, if and only if the 2025 Annual Meeting is not scheduled to be held between April 23, 2025 and June 22, 2025, such stockholder’s notice must be delivered to our secretary no earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of (A) the 120th day prior to such annual meeting, as originally convened, or (B) the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.
All nominations and proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, NY 10019, Attention: Secretary (telephone: (212) 415-6500).
By Order of the Board of Directors,
/s/ Christopher J. Masterson

Christopher J. Masterson
Chief Financial Officer, Treasurer and Secretary

SCAN TOVIEW MATERIALS & VOTE GLOBAL NET LEASE, INC.VOTE BY INTERNET650 FIFTH AVE., 30TH FLOORNEW YORK, NY 10019Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date ormeeting date. Follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GNL2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V45479-P12135KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYGLOBAL NET LEASE, INC. The Board of Directors recommends you vote FOR the following proposals:1.Election of Directors Nominees: 1a. Edward M. Weil, Jr. 1b. Dr. M. Therese Antone 1c. Lisa D. Kabnick 1d. Robert I. Kauffman 1e. Michael J.U. Monahan 1f. Stanley R. Perla 1g. Edward G. Rendell ForWithhold!!!!!!!!!!!!!!For Against Abstain 2.Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for the year ending December 31, 2024. 3.Approval, on an advisory, non-binding basis, of the compensation paid to the Company’s named executive officers identified in the accompanying proxy statement. The Board of Directors recommends you vote 1 YEAR on the following proposal:1 Year ! ! !!! ! 2Years 3 Years Abstain 4.Approval of a non-binding advisory resolution on the frequency of the non-binding advisory resolution regarding the compensation of!!!!the Company's named executive officers.NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V45480-P12135GLOBAL NET LEASE, INC.Annual Meeting of StockholdersMay 23, 2024 1:00 PM ESTThis proxy is solicited by the Board of DirectorsThe undersigned stockholder(s) of Global Net Lease, Inc., a Maryland corporation (the “Company”), hereby appoint(s) Jesse C. Galloway and Christopher J. Masterson, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company scheduled to be held May 23, 2024, commencing at1:00 PM EST, (including any and all postponements or adjournments thereof, the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at such Annual Meeting, with all power possessed by the undersigned as if personally present and to vote in his or her discretion on such matters as may properly come before the Annual Meeting, to the extent permitted by Rule 14a-4(c) under the Exchange Act. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned stockholder will be cast “FOR” each of the persons nominated by the Company's Board of Directors, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” a selection of “One Year” with respect to Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, to the extent permitted by Rule 14a-4(c) under the Exchange Act. At the present time, except as described in the accompanying proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. Continued and to be signed on reverse side